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                                                                   EXHIBIT 10.44

                           STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement dated as of December 5, 1999 (this "Agreement") is entered into by and among STAAR Surgical Company, a Delaware corporation (the "Purchaser"), Circuit Tree Medical, Inc., a California corporation (the "Company"), Alex Urich, an individual, and Michael Curtis, an individual (Urich and Curtis are sometimes herein referred to individually as the "Shareholder" and collectively as the "Shareholders").

                                  WITNESSETH:

     WHEREAS, the Company has issued to each of the Shareholders five hundred
(500) shares of its common stock;

     WHEREAS, the Purchaser wishes to purchase from each Shareholder, and each Shareholder wishes to sell to the Purchaser, four hundred (400) shares of the Company's common stock, in accordance with the terms and provisions of this Agreement;

     WHEREAS, the parties hereto believe it is desirable to enter into this Agreement in order to set forth the representations and warranties made by the Company and the Shareholders in connection with this transaction, and to set forth certain covenants and agreements of the parties and to set forth various other provisions relating to this transaction and the relative rights and obligations of the parties with respect thereto.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I
                                 SALE OF STOCK

     1.1  Sale And Purchase Of Stock. Upon execution of this Agreement, each
          --------------------------
Shareholder shall sell to the Purchaser, and the Purchaser shall purchase from each Shareholder, four hundred (400) shares of the Company's common stock. (The total eight hundred (800) shares of common stock which shall be purchased by the Purchaser pursuant to this Agreement shall be referred to herein, collectively, as the "Stock".)

     1.2. Purchase Price And Payment Terms.
          --------------------------------

          (a) The purchase price for the Stock shall be Two Million Five Hundred Thousand Dollars ($2,500,000). The purchase price shall be paid as follows:

                    (i) At the Closing, the Purchaser shall deliver to each Shareholder good funds in the amount of Two Hundred Fifty Thousand Dollars ($250,000); and

                    (ii) Within ten (10) days from the Closing, the Purchaser shall deliver to the Escrow Holder, for distribution to the Shareholders, certificates representing unregistered shares of the Purchaser's common stock (the "Purchaser's Shares"). The number of Purchaser's Shares to be issued shall be determined as of the Closing Date by dividing the balance of the purchase price, or One Million Five Hundred Thousand Dollars ($1,500,000), by the average of the closing bid and ask prices of the Purchaser's common stock for the five

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     trading days immediately preceding the Closing Date. Each Shareholder shall receive a certificate for the Purchaser's Shares having a value, on the Closing Date, of Seven Hundred Fifty Thousand Dollars ($750,000); and

                    (iii) On or before January 5, 2000, the Purchaser shall deliver to the Escrow Holder, for distribution to each Shareholder, good funds in the amount of Two Hundred Fifty Thousand Dollars ($250,000).

          (b) The Shareholders and the Purchaser shall sign an escrow agreement (the "Escrow Agreement") in the form of Exhibit "1". Pursuant to the Escrow Agreement each Shareholder shall deposit with the Escrow Holder (as that term is defined in the Escrow Agreement) (i) a certificate representing two hundred forty (240) shares of the Company's common stock (collectively, four hundred eighty (480) shares of the Stock), along with a Stock Assignment Separate From Certificate duly endorsed for transfer and (ii) a certificate representing eighty (80) shares of the Company's common stock (collectively one hundred sixty
(160) shares of the Stock), along with a Stock Assignment Separate From Certificate duly endorsed for transfer and the Purchaser shall deposit with the Escrow Holder (i) Two Hundred Fifty Thousand Dollars ($250,000) and (ii) the Purchaser's Shares. The Escrow Holder shall hold the certificates pursuant to the terms of the Escrow Agreement and, upon receipt of the Purchaser's Shares and the Two Hundred Fifty Thousand Dollars ($250,000), shall release the certificates, with the Assignment Separate From Certificate, to the Purchaser, all pursuant to the terms and conditions of the Escrow Agreement.

          (c) As part of the consideration for this purchase and sale, the Shareholders and the Purchaser shall sign a Shareholders Agreement in the form of Exhibit "2".

          1.3. Closing Date.  The closing date of this transaction shall take
               ------------
place on or before December 3, 1999 (the "Close" or the "Closing Date").

                                   ARTICLE II
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Company and the Shareholders as follows:

     2.1. Organization and Capital Structure of the Purchaser.  The Purchaser
          ---------------------------------------------------
is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to carry on its business as now conducted.

     2.2. Authorization.  The Purchaser has full corporate power and authority
          -------------
to enter into this Agreement, the Escrow Agreement, the Shareholders Agreement, the Urich Employment Agreement and the Curtis Employment Agreement, (collectively, the "Transaction Documents"), to consummate the transactions contemplated hereby and thereby and to comply with the terms, conditions and provisions hereof and thereof. The execution, delivery and performance by the Purchaser of each of the Transaction Documents, and the actions to be taken by the Purchaser contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of the Purchaser and no other corporate proceedings on the part of the Purchaser are necessary with respect hereto or thereto. Each of the Transaction Documents constitutes the valid and binding obligations of the Purchaser, in each case enforceable in accordance with its terms, subject to (i) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or

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at law, and (ii) bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, receivership or other similar laws relating to or affecting creditors' rights generally.

     2.3. Non-Contravention.  Except as set forth in Schedule 2.3 attached
          -----------------
hereto, neither the execution or delivery of the Transaction Documents by the Purchaser, nor the consummation of the transactions contemplated hereby or thereby by the Purchaser, will (i) conflict with or result in the breach of any term or provision of, or constitute a default under, the Certificate of Incorporation or By-laws of the Purchaser or any material agreement, instrument or indenture to which the Purchaser is a party or by which it is bound; (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Purchaser; or (iii) require, as of the date hereof, the approval, consent, waiver, authorization or act of, or the making by the Purchaser of any declaration, filing or registration with, any third party or any Governmental Body and such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on the Purchaser, materially impair the ability of the Purchaser to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

     2.4. Valid Shares.  The issuance of the Purchaser's Shares in connection
          ------------
with the transaction has been duly authorized on behalf of the Purchaser and the Purchaser's Shares, when issued pursuant to this Agreement, will be duly and validly issued and outstanding, fully paid and nonassessable.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                      OF THE COMPANY AND THE SHAREHOLDERS

     The Company and the Shareholders, jointly and severally, represent and warrant to the Purchaser as follows:

     3.1. Organization.  The Company is a corporation duly organized and
          ------------
validly existing under the laws of the state of California. The Company is duly qualified to transact business as a foreign corporation and is in good standing in each of the jurisdictions in which the ownership or leasing of its properties or the conduct of its business requires such qualification, and no other jurisdiction has demanded, requested or otherwise indicated that the Company is required to so qualify. The Company has full corporate power and authority to own or lease and to operate and use its properties and assets and to carry on its business as now conducted. The Company has delivered or otherwise made available to the Purchaser true and complete copies of the Company's Articles of Incorporation, as in effect on the date hereof, By-laws, as in effect on the date hereof, minute books and stock transfer records.

     3.2. Subsidiaries and Investments.  The Company does not, directly or
          ----------------------------
indirectly, (a) own, of record or beneficially, or own or hold the right to acquire, any outstanding voting or equity securities or other voting or equity interests in any corporation, partnership, joint venture or other entity or (b) otherwise control any such corporation, partnership, joint venture or other entity.

     3.3. Capital Stock of the Company.  The authorized capital stock of the
          ----------------------------
Company consists of one thousand (1,000) shares of Common Stock, without par value ("Company Common Stock"), of which one thousand (1,000) shares are duly and validly issued and outstanding, fully paid and nonassessable, and none of which are held by the Company as treasury shares. None of the

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issued and outstanding shares of Company Common Stock has been issued in violation of the preemptive rights of any person or in violation of applicable federal or state securities laws. Except for this Agreement, and except as set forth on Schedule 3.3 hereof, there are no agreements, arrangements, warrants, options, puts, calls, rights or other commitments, plans or understandings of any character relating to the issuance, sale, purchase, redemption, conversion, exchange, registration, voting, or transfer of any shares of Company Common Stock or any other securities of the Company. Schedule 3.3 sets forth a true and complete list of the names and addresses of each of the holders of record of the Company Common Stock and the respective number of outstanding shares held of record by each such holder.

     3.4. Non-Contravention.  Except as set forth on Schedule 3.4 attached
          -----------------
hereto, neither the execution or delivery of this Agreement by the Company nor the consummation of the transactions contemplated hereby or thereby by the Company will (i) conflict with or result in the breach of any term or provision of, or constitute a default under, the Articles of Incorporation or By-laws of the Company; (ii) result in a default, or give rise to any right of termination, cancellation or acceleration, under any provisions of any material agreement (including, without limitation, any loan agreements or promissory note), indenture or instrument to which the Company is a party or by which the Company or is bound; (iii) result in the creation or imposition of any Encumbrance on any of the property of the Company; (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company; or (v) require on the part of the Company or the Shareholders, as of the date hereof, the approval, consent, waiver, authorization or act of, or the making by the Company of any declaration, filing or registration with, any third party or any Governmental Body.

     3.5. Financial Statement.  Schedule 3.5 contains the balance sheet of the
          -------------------
Company as of December 31, 1998, (the "Company's Financial Statement"). Except as set forth on Schedule 3.5, the Company's Financial Statement is true and correct and presents fairly the financial condition and the results of operations and cash flows of the Company as of the date and for the period indicated. The Company's Financial Statement does not contain any material items of special or nonrecurring income except as expressly specified therein.

     3.6. Operations Since Balance Sheet Date.
          -----------------------------------

          (a) Except as set forth on Schedule 3.6, during the period from the Balance Sheet Date to the date hereof, inclusive, there has been: (i) no material adverse change in the Business or the results of operations, properties or condition (financial or otherwise) of the Company, and no fact or condition exists or is contemplated or threatened which might reasonably be expected to cause such a change in the future; and (ii) no damage, destruction, loss or claim made or filed against the Company (whether or not covered by insurance) or condemnation or other taking which materially adversely affects the Business or the results of operations, properties or condition (financial or otherwise) of the Company.

          (b) Except as set forth on Schedule 3.6, since the Balance Sheet Date, the Company has conducted the Business only in the ordinary course and in conformity with past practice. Without limiting the generality of the foregoing, since the Balance Sheet Date, except as set forth on Schedule 3.6, the Company has not: (i) issued, delivered or agreed (conditionally or unconditionally) to issue or deliver, or granted any option, warrant or other right to purchase, any of its capital stock or other equity interest or any security convertible into its capital stock or other equity interest; (ii) paid any obligation or liability (absolute or contingent) other than current liabilities reflected on the Balance Sheet and current liabilities incurred since the Balance Sheet Date in the ordinary course of business consistent with past practice; (iii) undertaken or committed to undertake capital expenditures exceeding $50,000 for any single project or related series of projects; (iv) made charitable donations in excess of $10,000 in the aggregate; (v) sold, leased, transferred or otherwise disposed of (including any transfers from the Company to any of its Affiliates), or mortgaged or pledged, or imposed or suffered to be imposed any Encumbrance (other than Permitted Encumbrances) on, any of the assets reflected on the Balance Sheet or any assets acquired after the Balance Sheet Date, except for sales of inventory in the ordinary course of business consistent with past practice; (vi) canceled any debts owed to or claims held by the Company (including the settlement of any claims or litigation) or waived any rights of material value; (vii) created, incurred, guaranteed or assumed any indebtedness for borrowed money or entered into any capitalized leases; (viii) accelerated collection of any note or account receivable to a date prior to the date such collection would have occurred in the ordinary course of business consistent with past practice; (ix) delayed payment of any account payable or other liability of the Company beyond its due date or the date when such liability would have been paid in the ordinary course of business consistent with past practice (x) allowed the levels of raw materials, supplies, work-in-process, finished goods or other materials included in its inventory to vary in any material respect from levels customarily maintained; (xi) granted any bonus or other special compensation or increased the compensation or benefits payable or to become payable to any directors, officers or employees, or instituted any increase in or otherwise amended any profit sharing, bonus, incentive, deferred compensation, insurance, pension, retirement, medical, hospital, disability, welfare or other employee benefit plan except for increases required by law;
(xii) sold, assigned or transferred any patents, trademarks, service marks, trade names, copyrights, Software (as defined in Section 3.17) (except in the ordinary course of business consistent with past practice), trade secrets or other similar intangible assets, or disclosed any proprietary or confidential information to any person or entity (other than to the Purchaser, its Affiliates and agents), (xiii) extended credit other than in the ordinary course of business or permitted any change in credit practices or in the method of maintaining books, accounts or business records; (xiv) declared, set aside or paid any dividend or made any other distribution (whether in cash, stock or other property) to the Shareholders in respect of any Company Common Stock or other securities of the Company; (xv) purchased, redeemed, called for purchase or redemption or otherwise acquired any shares of Company Common Stock or any other securities of the Company; (xvi) made any write-down of the value of any inventory or write-offs as uncollectible of any notes or accounts receivable except for write-downs and write-offs in the ordinary course of business and consistent with past practice, none of which would reasonably be expected to have a Material Adverse Effect on the Business or the results of operations, properties or condition (financial or otherwise) of the Company; (xvii) except as otherwise contemplated herein, entered into any transaction other than in the ordinary course of business or any transaction (not involving purchases and sales of inventory) including commitments for expenditures in excess of $50,000; (xviii) made any changes in the accounting methods or practices followed by the Company; (xix) agreed or committed to do or authorized any of the foregoing; or prepared or filed any Tax Return inconsistent with past practice or, on any such Tax Return taken any position, made any election, or adopted any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods (including, without limitation, positions, elections or methods which would have the effect of deferring income to periods ending after the Closing Date or accelerating deductions to periods ending on or prior to the Closing Date).

     3.7. No Undisclosed Liabilities, Working Capital.  Except as set forth on
          -------------------------------------------
Schedule 3.7, the Company is not subject to any obligation or liability of a kind required to be included as a liability on the Company's Balance Sheet (including, without limitation, unasserted claims whether known or unknown), whether absolute, contingent, accrued or otherwise, which is not shown or

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which is in excess of amounts shown or reserved for on the Balance Sheet, other than liabilities reasonably incurred in the ordinary course of business after the Balance Sheet Date, none of which, individually or in the aggregate, would have a Material Adverse Effect on the Company and none of which is a liability for breach of contract, breach of warranty, tort, infringement or other lawsuit.

     3.8. Taxes.
          -----

          (a) Except as set forth on Schedule 3.8, (i) all Tax Returns, required to be filed by or on behalf of the Company prior to the Closing Date have been or will be timely filed and such Tax Returns as so filed are or will be complete and accurate and disclose all Taxes required to be paid for the periods covered thereby and all Taxes shown to be due on such Tax Returns have been timely paid; (ii) no extension of time in which to file any such Tax Returns is in effect or has been requested; (iii) all Taxes for which the Company is liable relating to any period ending on or prior to the Closing Date (or the portion of any Tax period beginning before and ending after the Closing
Date) shall have been paid or, if not yet due and payable, properly accrued for as of the Closing Date; (iv) all Taxes which the Company is required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid or will be paid to the proper Governmental Body; (v) there are no Tax liens (except for liens relating to current Taxes not yet due) on any property of the Company and no basis exists for any such liens; (vi) the Tax Returns referred to in clause (i) have been examined by the appropriate taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (vii) no audit of any kind has been conducted with respect to any Tax Return by an appropriate Taxing authority; (viii) all deficiencies which have been asserted as a result of such examinations have been fully paid or finally settled, and no issue has been raised in any such examination which, by application of similar principles, reasonably would be expected to result in assertion of a deficiency for any other year not so examined; (ix) the Company has neither executed nor entered into a closing agreement pursuant to Section 7121 of the Internal Revenue Code of 1986, as amended (the "Code"), or any predecessor provision or any similar provision of state, local or foreign law; (x) there are no outstanding agreements or waivers extending the statutes of limitations with respect to the assessment of any Tax and no such agreements or waivers have been requested;
(xi) the Company has not incurred any liability with respect to Taxes based upon income, operations, purchases, sales, payroll, licenses, compensation, business, capital stock or surplus, properties or assets except in the ordinary course of business, or any liabilities for interest or penalties with respect to the foregoing; (xii) there is no action, suit, investigation, audit, claim or assessment pending or proposed or threatened with respect to Taxes of the Company and no basis exists therefor; (xiii) the accruals for Taxes reflected on the Balance Sheet are adequate to cover any Tax liability of the Company; (xiv) since the Balance Sheet Date, none of the Shareholders or the Company has taken any action not in accordance with past practice that would have the effect of deferring any Tax liability for the Company from any taxable period ending on or before the Closing Date to any taxable period ending after the Closing Date; and
(xv) no claim has ever been made by a Taxing Authority in a jurisdiction where the Company has never paid Taxes or filed Tax Returns asserting that the Company is or may be subject to Taxes assessed by such jurisdiction.

          (b) No transaction contemplated by this Agreement is subject to withholding under Section 1445 of the Code and no stock transfer Taxes, sales Taxes, use Taxes, real estate transfer or gains Taxes, or other similar Taxes will be imposed on the transactions contemplated by this Agreement.

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           (c)  For any Taxable period as to which the relevant statute of limitations will not have expired as of the Closing Date, the Company has not been a member of an affiliated group (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) or has filed Tax Returns with a group of corporations filing a combined, consolidated or unitary income Tax Return.

     3.9.  Availability of Assets and Legality of Use.  Except as set forth on
           ------------------------------------------
Schedule 3.9, the assets owned or leased by the Company, or which the Company is entitled to use under license or other agreements, constitute all the assets used by the Company in the conduct of the Business (including, but not limited to, all books, records, computers and computer programs and data processing systems), and the tangible assets owned or leased by the Company are in good condition (subject to normal wear and tear) and serviceable condition and are suitable for the uses for which they are intended. Except as set forth on
Schedule 3.9, to the knowledge of the Company or any of the Shareholders, (i) all such assets and their uses conform to all applicable laws, regulations, rules, ordinances, codes, licenses, franchises and permits (including, without limitation, all electrical, building, zoning, environmental and occupational safety and health Requirements of Law), and (ii) no written notice of any existing violation of any of such matters relating to such assets or their use has been received by the Company.

     3.10. Governmental Permits.  The Company owns, holds or possesses all
           --------------------
governmental licenses, franchises, permits, privileges, variances, immunities, approvals and other authorizations which are necessary to entitle it to own, lease, operate and use its assets and properties and to carry on and conduct the Business substantially as currently conducted (herein collectively called "Governmental Permits"), except for such Governmental Permits as to which the failure to so own, hold or possess would not have a Material Adverse Effect on the Company. Schedule 3.10 sets forth a list and brief description of each such Governmental Permit. The Company has fulfilled and performed its respective obligations under each of such Governmental Permits, and no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a breach or default under any such Governmental Permit, or permits or, after notice or lapse of time or both, would permit revocation or termination of any such Governmental Permit, or which might adversely affect the right of the Company under any such Governmental Permit.
No notice of cancellation, of default or of any dispute concerning any Governmental Permit, or of any event, condition or state of facts described in the preceding sentence, has been received or is known by the Company or the Shareholders. Except as set forth on Schedule 3.10, each of the Governmental Permits is valid, subsisting and in full force and effect and will continue in full force and effect after the Closing, in each case without (i) the occurrence of any breach, default or forfeiture of rights thereunder or (ii) the consent, approval, or act of, or the making of any filing with, any Governmental Body or other party.

     3.11. Real Property.  Schedule 3.11 contains a brief description of each
           -------------
parcel of real property owned by the Company (the "Owned Real Property") and of each option held by the Company to acquire any real property. Complete and correct copies of any instruments evidencing Encumbrances, commitments for the issuance of title insurance, title opinions, surveys and appraisals in the possession of the Company or the Shareholders or any policies of title insurance currently in force and in the possession of the Company or the Shareholders with respect to each such parcel have heretofore been delivered to the Purchaser.

     3.12. Real Property Leases.  Schedule 3.12 sets forth a list and brief
           --------------------
description of each lease or similar agreement under which the Company is lessee of, or holds or operates, any real property owned by any third party. Except as set forth on Schedule 3.12, (i) there are no subleases, tenancies or other rights of occupancy affecting all or any part of such leases, (ii) the Company has the right to quiet enjoyment of the premises described in any lease identified on such Schedule for the full term of each such lease or similar agreement (and any renewal option related thereto) relating thereto, and (iii) the leasehold or other interest of the Company therein is not subject or subordinate to any Encumbrance held by persons claiming by, through or under the Company, except for Permitted Encumbrances.

     3.13.  Condemnation.  Neither the whole nor any part of any real property
            ------------
listed on Schedule 3.11 or Schedule 3.12 is subject to any pending suit for condemnation or other taking by any public authority and, to the knowledge of the Company or the Shareholders, no such condemnation or other taking is threatened.

     3.14.  Personal Property.  Schedule 3.14 contains a detailed list as of the
            -----------------
date of this Agreement of all machinery, equipment, vehicles, furniture and other personal property owned by the Company having an original cost of $10,000 or more.

     3.15.  Personal Property Leases.  Schedule 3.15 contains a brief
            ------------------------
description of each lease or other agreement or right, whether written or oral, under which the Company is lessee of, or holds or operates, any machinery, equipment, computer hardware and related peripheral equipment, vehicle or other tangible personal property owned by a third party.

     3.16.  Intellectual Property.
            ---------------------

            (a) Schedule 3.16 contains a list and detailed description of (i) all United States and foreign patents and patent applications and patent disclosures owned or controlled by the Company; (ii) all United States and foreign copyrights, registered or unregistered, copyrighted works and copyright registration applications owned or controlled by the Company; (iii) all computer software programs and software systems (including, without limitation, all data, databases, compilations, tool sets, related documentation and materials, whether in source code, object code or human readable form and regardless of media), developed by or for the Company or otherwise used in the Business ("Software");
(iv) all United States, state and foreign trademarks, service marks and trade names for which registrations have been issued or applied for by the Company, and all other United States, state and foreign trademarks, service marks and trade names owned or used by the Company or in which the Company holds any right, license, sublicense or interest; (v) all agreements, commitments, contracts, understandings, licenses, sublicenses, assignments and indemnities which relate or pertain to any asset, property or right of the character described in the preceding clause to which the Company is a party; (vi) all licenses, sublicenses or agreements which are material to the Business and which relate or pertain to mailing lists, know-how, trade secrets, disclosures or uses of ideas to which the Company is a party, showing in each case the parties and the material terms and (vii) all registered and unregistered assumed or fictitious names under which the Company is conducting the Business or has within the previous three years conducted the Business.

            (b) All patents listed on Schedule 3.16 as being owned, controlled or used by the Company are valid and in force and all patent applications of the Company listed therein are in good standing, all without challenge of any kind, and, except as otherwise set forth on Schedule 3.16, the Company owns the entire right, title and interest in and to such patents and patent applications, free and clear of all Encumbrances, except Permitted Encumbrances. All of the registrations for trademarks, service marks, trade names and copyrights listed on Schedule 3.16 as being owned, controlled or used by the Company are valid and in force and all applications for such registrations are pending and in good standing, all without challenge of any kind, and, except as otherwise set forth on Schedule 3.16, the Company owns the entire right, title and interest in and to all such trademarks, service marks, trade names and copyrights so listed as well as the registrations and applications for registration therefor, free and clear of all Encumbrances, except Permitted Encumbrances. Correct and complete copies of all the patents and patent applications and of all of the trademarks, service marks, trade names and copyrights and registrations, applications or deposits therefor and all the agreements, commitments, contracts, understandings, licenses, sublicenses, assignments, and indemnities listed on Schedule 3.16 have heretofore been delivered or otherwise made available by the Company to the Purchaser.

           (c) Except as set forth in Schedule 3.16, all of the Company's Computerized Assets are Year 2000 Compliant.

     3.17. Accounts Receivable, Inventories.
           --------------------------------

           (a) All accounts receivable of the Company have arisen from bona fide transactions by the Company in the ordinary course of business and, to the knowledge of the Company or the Shareholders, are not subject to counterclaims or setoffs. Except as set forth on Schedule 3.17, no such receivable has been outstanding for more than 90 days beyond its due date. All of the accounts receivable reflected on the Balance Sheet, taken as a whole, are good and collectible in the ordinary course of business at the aggregate amounts recorded in respect thereof, net of any applicable allowance for doubtful accounts, which allowances will be determined on a basis consistent with the basis used in determining the allowances for doubtful accounts reflected in the Balance Sheet.

           (b) The inventories of the Company (including raw materials, supplies, work-in-process, finished goods and other materials) are in good, merchantable and useable condition and (i) are reflected in the Balance Sheet in accordance with generally accepted accounting principles and (ii) are reflected in the books and records of the Company at the lower of average cost or market value. The inventory obsolescence policies of the Company are appropriate for the nature of the products sold and the marketing methods used by the Company and the reserve for inventory obsolescence contained in the Balance Sheet fairly reflects the amount of obsolete inventory as of the Balance Sheet Date. The Company has heretofore delivered to the Purchaser a list of places where material inventories of the Company are located.

     3.18. Title to Assets.  The Company has good and marketable title in fee
           ---------------
simple absolute to all Owned Real Property and to all buildings, structures and other improvements thereon, in each case free and clear of all Encumbrances, except for Permitted Encumbrances and except as set forth in Schedule 3.18. The Company has good title to all of its other assets reflected on the Balance Sheet as being owned by it and all of the assets thereafter acquired by it (except to the extent that such assets have been disposed of after the Balance Sheet Date in the ordinary course of business consistent with past practice), free and clear of all Encumbrances, except for Permitted Encumbrances and except as set forth in Schedule 3.18.

     3.19. Employees.  Schedule 3.19 contains a list of the employees of the
           ---------
Company as of the date of Closing, and the annual compensation and a description of the fringe benefits provided to each such employee as of such date. As of the date hereof, all bonuses payable to employees of the Company for services performed on or prior to the date hereof have been paid in full and there are no outstanding agreements, understandings or commitments of the Company with respect to any bonuses or increases in compensation.

     3.20.  Employee Matters.  The Company has complied in all material respects
            ----------------
with all applicable laws, rules and regulations which relate to wages, hours, discrimination in employment and collective bargaining and to the operation of its business and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. The Company and the Shareholders believe that the Company's relations with its employees are satisfactory. Except as set forth in Schedule 3.20, the Company is not a party to any collective bargaining agreement, the Company has complied in all material respects with all collective bargaining agreements listed in such Schedule and the Company is not a party to, and it is not affected by or threatened with, any dispute or controversy with a union or with respect to unionization or collective bargaining involving its employees. The Company is not materially affected by any dispute or controversy with a union or with respect to unionization or collective bargaining involving any supplier or customer of the Company. Schedule 3.20 sets forth a description of any union organizing or election activities involving any non-union employees of the Company which have occurred since January 1, 1995 or, to the knowledge of the Company or the Shareholders, are threatened as of the date hereof.

     3.21.  Employee Benefit Plans.
            ----------------------

            (a) Set forth on Schedule 3.21(a) is a true and complete list of each "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA) (the "Pension Plans") and each "employee welfare benefit plan" (the "Welfare Plans") maintained by the Company or which provides or will provide benefits to present or prior employees of the Company (the Pension Plans and Welfare Plans being the "ERISA Benefit Plans"). In addition, set forth on
Schedule 3.21(a) is a true and complete list of each stock ownership, stock purchase, stock option, phantom stock, bonus, deferred compensation, incentive compensation, severance or termination pay, change of control and death benefit plan, agreement or arrangement maintained by the Company (the "Non-ERISA Commitments"). Except as set forth on Schedule 3.21(a), the Company has never maintained or been required to contribute to any "employee pension benefit plan" subject to Section 302 or Title IV of ERISA or any multiemployer plan," as such term is defined in Section 3(37) of ERISA. The Company does not have, and has never had, any ERISA Affiliate. Except as disclosed on Schedule 3.21(a), true copies of each ERISA Benefit Plan and Non-ERISA Commitment, the annual reports required to be filed under ERISA for the last two years with respect to any ERISA Benefit Plans, and the financial statements and actuarial reports for the most recent two years for which such statements and reports exist with respect to any Pension Plan have been delivered or made available to The Purchaser.

            (b) Neither the Company nor the Shareholders, any other "disqualified person" (within the meaning of Section 4975 of the Code) or any "party in interest" (within the meaning of Section 3(14) of the Code) has engaged in any non-exempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA), nor has any breach of fiduciary duty occurred, with respect to any of the ERISA Benefit Plans. Except as disclosed on
Schedule 3.21(b), each of the ERISA Benefit Plans (i) has been administered in accordance with its terms and (ii) complies in form, and has been maintained in accordance with, the requirements of ERISA and, where applicable, the Code. Except as disclosed on Schedule 3.21(b), the Company has no obligations under any of the ERISA Benefit Plans or otherwise to provide health benefits to its former employees, except as specifically required by law. The Company has at all times complied with the health care continuation requirements of Part 6 of Title I of ERISA. Except as disclosed on

Schedule 3.21(b), each Pension Plan intended to be qualified under
Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and to the knowledge of the Company or the Shareholders nothing has occurred and no condition exists that could cause the loss of such qualification. All contributions or payments that are due from the Company with respect to the ERISA Benefit Plans and Non-ERISA Commitments have been paid and any related insurance and third party administration contracts remain in full force and effect. There is no pending or to the knowledge of the Company or the Shareholder threatened claim in respect of any of the ERISA Benefit Plans or Non-ERISA Commitments other than routine claims for benefits in the ordinary course of business. The Company has not taken any action, nor has any event occurred, which has resulted or will likely result in any liability under Title IV of ERISA, including any withdrawal liability with respect to any "multiemployer plan" as defined in Section 4001(a) of ERISA.

     3.22.  Contracts.  Except as set forth on Schedule 3.22 or any other
            ---------
Schedule hereto, the Company is not a party to or bound by:

            (a) any contract for the purchase, sale or lease of real property or any option to purchase or sell real property;

            (b) any indebtedness, obligation or liability for borrowed money, or liability for the deferred purchase price of property in excess of $50,000, or any instrument guaranteeing any indebtedness, obligation or liability, or any obligation to incur any of the foregoing;

            (c) any joint venture, partnership or other arrangement involving a sharing of profits involving the Company;

            (d) any agreement which is material to the Business and which includes provisions regarding minimum volumes or volume discounts, excluding outstanding price quotations;

            (e) any agreement which is material to the Business and pursuant to which a rebate, discount, bonus, commission or other payment with respect to the sale of any product of the Company will be payable or required after the Closing;

            (f) any guarantee of the obligations of the Company's customers, suppliers, officers, directors, employees or Affiliates or others;

            (g) any consignment, distributor, dealer, manufacturer's representative, sales agency, advertising representative or advertising or public relations contract which is material to the Business;

            (h) any agreement limiting the Company's ability to engage in any business anywhere in the world;

            (i) any contract which provides for, or relates to, any non-competition or confidentiality arrangement with any Person, including any current or former officer or employee of the Company;

            (j) any contract or group of related contracts for capital expenditures in excess of $50,000 for any single project or related series of projects;

           (k) any contract which involves payments or receipts by the Company of more than $50,000; or

           (1)  any contract not made in the ordinary course of business.

     3.23. Status of Contracts.  Each of the leases, contracts and other
           -------------------
agreements listed on Schedules 3.12, 3.15, 3.16, 3.21(a) and 3.22, (collectively, the "Material Contracts"), constitutes a valid and binding obligation of the Company and, to the knowledge of the Company or the Shareholders, the other parties thereto, and is in full force and effect and each of the Material Contracts (except as set forth in Schedule 3.23 and except for those Material Contracts which by their terms will expire prior to the Closing Date or will be otherwise terminated prior to the Closing Date in accordance with the provisions hereof) will continue in full force and effect after the Closing Date, in each case without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder and without the consent, approval or act of, or the making of any filing with, any other party. The Company has fulfilled and performed its obligations under each of the Material Contracts and the Company is not in, or, to the knowledge of the Company or the Shareholders, alleged to be in, breach or default under, nor is there or, to the knowledge of the Company or the Shareholders, is there alleged to be any basis for termination of any of the Material Contracts. To the knowledge of the Company or the Shareholders, no other party to any of the Material Contracts has breached or defaulted thereunder. No event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by the Company or, to the knowledge of the Company or the Shareholders, by any other party. The Company is not currently renegotiating any of the Material Contracts or paying liquidated damages in lieu of performance thereunder.

     3.24. No Violation, Litigation or Regulatory Action.  Except as set forth
           ---------------------------------------------
on Schedule 3.24:

           (a) The Company has complied with all laws, regulations, rules, writs, injunctions, ordinances, franchises, decrees, stipulations, awards or orders of any Governmental Body which are applicable to the Company or its Business;

           (b) No notice has been served upon the Company by any Governmental Body or other person of any violation of any Requirements of Law or calling attention to the necessity of any work, repairs, new construction, installation or alteration of any real or personal property owned, leased or used by the Company;

           (c) There are no lawsuits, claims, suits, or proceedings pending or, to the knowledge of the Company or the Shareholders, threatened against the Company or investigations pending regarding the Company nor, to the knowledge of the Company or the Shareholders, is there any basis for any of the same, and there are no lawsuits, suits or proceedings pending or contemplated in which the Company is the plaintiff or claimant; and

           (d) There is no action, suit or proceeding pending or, to the knowledge of the Company or the Shareholders, threatened which questions the legality or propriety of the transactions contemplated by this Agreement.

     3.25. Insurance.  The Company maintains policies of fire and casualty,
           ---------
liability (general, products and other liability), workers' compensation and other forms of insurance and bonds in such amounts and against such risks and losses as are insured against by companies engaged in the same or a similar business. Schedule 3.25 sets forth a list and brief description (including nature of coverage, limits, deductibles, premiums and the loss experience for the most recent five years with respect to each type of coverage) of all policies of insurance maintained, owned or held by the Company during the period from January 1, 1995 up to and including the date hereof. The Company has complied with each of such insurance policies and has not failed to give any notice or present any claim thereunder in a due and timely manner. Except as disclosed in Schedule 3.25, the full policy limits (subject to deductibles provided in such policies) are available and unimpaired under each such policy and to the knowledge of the Company or the Shareholders, no insurer under any of such policies has a basis to void such policy on grounds of non-disclosure on the part of the policyholder or the insured thereunder. Each of such policies is in full force and effect and will not in any way be affected by or terminate or lapse by reason of the transactions contemplated by this Agreement.

     3.26.  Environmental Protection.
            ------------------------

            (a) All Facilities whether currently or heretofore owned, operated or leased by the Company were, during any period of ownership, operation or leasing by the Company, and, to the extent currently owned, operated or leased by the Company, continue to be in compliance with all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations, guidelines or any binding determinations of any Governmental Body (including consent decrees and administrative orders) relating to protection of the environment or public or worker health and safety (collectively, "Environmental Laws").

            (b) Except as set forth in Schedule 3.26(b): (i) the Company's past and present operations have complied and are in compliance with all applicable Environmental Laws; (ii) the Company has obtained all environmental, health and safety Governmental Permits necessary for the operation of the Business, and all such Governmental Permits are in good standing and the Company is in compliance with all material terms and conditions of such permits; (iii) none of the Company, nor any of the Company's Facilities or its past or present operations, is subject to any on-going investigation by, order from or agreement with any Person (including without limitation any prior owner or operator of any Company property) respecting (x) any Environmental Laws, (y) any Remedial Action or (z) any claim of Losses and Expenses arising from the Release or threatened Release of a Contaminant into the environment; and (iv) the Company is not subject to any judicial or administrative proceeding, order, judgment, decree or settlement alleging or addressing a violation of or liability under any Environmental Laws.

            (c) There has been no Release by the Company of any Contaminant on, in, or under or from any Facility now or previously owned, operated or leased by the Company.

            (d) The Company is not subject to the environmental liabilities of any third party, whether by contractual agreement or operation of law.

     3.27.  Customers and Suppliers.  Set forth in Schedule 3.27 hereto is (i) a
            -----------------------
list of names and addresses of the ten largest customers and the ten largest suppliers (measured by dollar volume of purchases or sales in each case) of the Company and the percentage of the Company's business which each such customer or supplier represents or represented during each of the years ended December 31, 1997 and December 31, 1998; and (ii) copies of the forms of purchase order for inventory and other supplies and sales contracts for finished goods used by the Company. Except as set forth in Schedule 3.27, there exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship of the Company with any customer or group of customers or supplier or group of suppliers listed in Schedule 3.27, of whose purchases or sales individually or in the aggregate are material to the operations of the Business.

     3.28.  Shareholders' Assets.  The Shareholders do not own, directly or
            --------------------
indirectly, any assets or properties relating to or used by the Company in the Business.

     3.29.  No Finder.  The Company has not paid or become obligated to pay any
            ---------
fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

     3.30.  Transactions with Affiliates.  Except as set forth on Schedule 3.30,
            ----------------------------
since January 1, 1998, there have been no transactions in respect of the Company between the Company and any officer, director or other Affiliate of the Company (including spouses, children and other relatives of any of the foregoing).

     3.31.  Disclosure.  None of the representations or warranties of the
            ----------
Company contained herein, none of the information contained in the Schedules referred to in this Article III, and none of the other information or documents furnished or to be furnished to the Purchaser or any of its representatives by the Company, the Shareholders or their representatives pursuant to the terms of this Agreement, is false or misleading in any material respect or omits to state a fact herein or therein necessary to make the statements herein or therein not misleading in any material respect. There is no fact which adversely affects or in the future is likely to adversely affect the Company's assets or the Business in any material respect which has not been set forth or referred to in this Agreement or the Schedules hereto.

                                   ARTICLE IV
                       REPRESENTATIONS AND WARRANTIES OF
                                THE SHAREHOLDERS

     The Shareholders represent and warrant to the Purchaser as follows:

     4.1.   Authority.  The Shareholders have the capacity to enter into this
            ---------
Agreement, to consummate the transactions contemplated hereby and thereby and to comply with the terms, conditions and provisions hereof and thereof. This Agreement constitutes the valid and binding obligation of the Shareholders, enforceable in accordance with its terms, subject to (i) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law, and (ii) bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, receivership or other similar laws relating to or affecting creditors' rights generally.

     4.2.   Non-Contravention, Required Consents.  Except as set forth on
            ------------------------------------
Schedule 4.2 attached hereto, neither the execution of this Agreement by the Shareholders nor the consummation of the transactions contemplated hereby or thereby (i) will result in the breach of any term or provision of, constitute a default under, or accelerate or change the performance otherwise required under, or result in the creation of any Encumbrance upon any Company Common Stock owned by the Shareholders pursuant to any agreement (including without limitation any loan agreement or promissory note), indenture, instrument, order, law or regulation to which the Shareholders are a party or by which the Shareholders are bound or (ii) require the approval, consent, waiver, authorization or act of, or the making by the Shareholders of any declaration, filing or registration with any third party or any Governmental Body.

     4.3. Ownership of Company Common Stock.  The number and percentage of the
          ---------------------------------
shares of Company Common Stock held by the Shareholders are set forth on
Schedule 3.3 attached hereto. Such shares are owned by the Shareholders as indicated on said Schedule 3.3 of record and beneficially, free and clear of all Encumbrances (other than restrictions under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder, and state securities laws).

     4.4. Compliance with Law.  The Shareholders acknowledge that the shares of
          -------------------
the Purchaser's Shares have not been and will not be registered under the Securities Act or any state securities laws and may not be resold without compliance with the Securities Act, any applicable state securities laws and the provisions of Article X. The Shareholders further represent, warrant and covenant that (i) the Purchaser's Shares are being acquired solely for their own accounts, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of it in connection with a distribution, and (ii) none of the Purchaser's Shares will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all of the applicable provisions of the Securities Act and the rules and regulations of the Securities and Exchange Commission and after full compliance with any applicable state securities laws and the provisions of Article X.

     4.5. Economic Risk, Sophistication.  The Shareholders represent and
          -----------------------------
warrant that each Shareholder (i) is an "accredited investor" as such term is defined in Regulation D promulgated under the Securities Act, (ii) is able to bear the economic risk of an investment in the shares of the Purchaser's common stock to be acquired pursuant to this Agreement, (iii) can afford to sustain a total loss of such investment, and (iv) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the proposed investment in the Purchaser's common stock. The Shareholders further represent and warrant that each Shareholder has received, or had access to, information to which a reasonable investor would attach significance in making investment decisions and, without limiting the generality of the foregoing, has had an adequate opportunity to ask questions and receive answers from the officers of the Purchaser concerning any and all matters relating to the Purchaser and the transactions described herein, including the background and experience of the current officers and directors of the Purchaser. The Shareholders represent and warrant that they have asked any and all questions in the nature described in the preceding sentence and all questions have been answered to their satisfaction.

                                   ARTICLE V
                      ADDITIONAL AGREEMENTS OF THE PARTIES

     5.1. Ordinary Course.  The Company and the Shareholders, jointly and
          ---------------
severally, covenant that prior to the Closing, without the Purchaser's written consent, the Company shall not: (i) take or authorize any of the actions set forth in Section 3.6(b); (ii) issue or sell any shares of its capital stock of any class, or issue or sell any securities convertible into, or options with respect to, or warrants to purchase or rights to subscribe to, any shares of its capital stock of any class, or make any commitment to issue or sell any such shares or securities; (iii) directly or indirectly solicit or negotiate with respect to any inquiries or proposals from any person relating to: (x) the merger or consolidation of the Company with any person; (y) the direct or indirect acquisition by any person of any of the assets of the Company (other than the sale of assets in the ordinary course of business consistent with past practice, not otherwise prohibited by this Section 5.1); or
(z) the acquisition of direct or indirect beneficial ownership or control of the Company or any securities thereof by any person; (iv) prepare or file any Tax Return inconsistent with past practice or, on any such Tax Return, take any position, make any election, or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods (including, without limitation, positions, elections or methods which would have the effect of deferring income to periods ending after the Closing Date or accelerating deductions to periods ending on or prior to the Closing Date); or (v) agree or commit to do or authorize any of the foregoing.

     5.2. Access Prior to Closing; Certain Notices.
          ----------------------------------------

          (a) Upon reasonable notice, the Company, each of its directors, officers, agents and employees, and the Shareholders shall afford the Purchaser and its representatives, (including, without limitation, its independent public accountants, banks or other lenders' representatives and attorneys) reasonable access during regular business hours from the date hereof through the Closing to any and all of the premises, properties, contracts, books, records, data and personnel of the Company or relating to its operations. The Purchaser may contact the customers and vendors of the Company upon prior notice to the Company. The Company, its directors, officers, agents and employees, and the Shareholders shall cooperate fully in connection with the foregoing. The Company and the Shareholders shall use their respective best efforts to provide to the Purchaser such information and documents concerning the Company as reasonably may be requested and obtained without undue effort or expense upon the part of the Company or the Shareholders. The Company and the Shareholders promptly shall notify the Purchaser of any change or event which would reasonably be expected to materially and adversely affect the Business or the results of operations, properties or condition (financial or otherwise) of the Company.

          (b) The Company covenants that prior to the Closing the Company will promptly notify the Purchaser of any notice of any pending, threatened or contemplated lawsuit, claim, suit, proceeding or Governmental Body investigation which, if existing on the date hereof, would have been disclosable pursuant to
Section 3.24(b) or (c).

     5.3. Regulatory and Other Authorizations.
          -----------------------------------

          (a) The Company, the Purchaser and the Shareholders will act diligently and reasonably, and shall cooperate in good faith with each other, to secure before the Closing Date, each consent, approval or waiver, in form and substance reasonably satisfactory to the Company or the Purchaser, required to be obtained to satisfy the conditions set forth in Section 6.1 and Section 6.2 below; provided that none of the Company, the Shareholders or the Purchaser shall have any obligation to pay any consideration in order to obtain any such consents or approvals.

          (b) During the period prior to the Closing Date, the Company, the Purchaser and the Shareholders shall act diligently and reasonably, and shall cooperate with each other, to secure any consents and approvals of any Governmental Body required to satisfy the conditions set forth in Sections 6.1 and 6.2 below; provided, however, that the Company shall not make any agreement
               -----------------
or understanding affecting its assets or the Business as a condition for obtaining any such consents or approvals except with the prior written consent of the Purchaser.

     5.4. Further Assurances.  At any time and from time to time at or after
          ------------------
the Closing, the parties agree to cooperate with each other, to execute and deliver such other documents, instruments of transfer or assignment, files, books and records and do all such further acts and things as may be reasonably required to carry out the transactions contemplated hereby.

     5.5. Company's Financial Statements.  The Company shall promptly provide
          ------------------------------
to the Purchaser copies of any financial statements prepared with respect to the Company as of a date or for a period subsequent to that reflected in the Company's Financial Statements.

     5.6. Delivery of Documents.  Subject to the satisfaction of the conditions
          ---------------------
to their respective obligations contained in Article VI, the parties shall cause the delivery of the respective documents required to be delivered or caused to be delivered by them pursuant to Article VII.

     5.7. Covenant Not to Compete or Solicit Business.  In consideration of the
          -------------------------------------------
purchase price paid to the Shareholders, and to more effectively protect the value and goodwill of the assets and business of the Company to be acquired hereby, the Shareholders covenant and agree that, for a period ending on the third anniversary of the Closing Date, neither Shareholder nor any of the Shareholder's Affiliates will:

          (i) directly or indirectly (whether as principal, agent, independent contractor, partner or otherwise) own, manage, operate, control, participate in, perform services for, or otherwise carry on, a business similar to or competitive with the business of the Company or any of its Subsidiaries or Affiliates (collectively, the "Managed Companies") anywhere in the states in which the Company does business; or

          (ii) induce or attempt to persuade any employee, agent or customer of the Managed Companies to terminate such employment, agency or business relationship in order to enter into any such relationship on behalf of any other business organization in competition with the Managed Companies.

In addition, each Shareholder covenants and agrees that neither he nor any of his Affiliates will divulge or make use of any trade secrets or other confidential information of the business of the Managed Companies other than to disclose such secrets and information to the Purchaser or its Affiliates. Without limiting the right of the Purchaser to pursue all other legal and equitable rights available to it for violation of this Section 5.7 by a Shareholder or his Affiliates, it is agreed that other remedies cannot fully compensate the Purchaser or the Company for such a violation and that the Purchaser and the Company shall each be entitled to injunctive relief to prevent violation or continuing violation thereof. It is the intent and understanding of each party hereto that if, in any action before any court or agency legally empowered to enforce this Section 5.7, any term, restriction, covenant or promise in this Section 5.7 is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency. Nothing contained in this Section 5.7 shall limit or otherwise affect a Shareholder's obligation under any employment agreement entered into with the Purchaser.

     5.8. Continued Relationships.  After the date hereof and through the
          -----------------------
Closing the Company shall use all reasonable efforts to preserve intact the business of the Company and keep available the services of its officers and employees and maintain good relationships with suppliers, advertising and other customers and others having business relations with the Company.

     5.9.  Transfer of the Company's Common Stock.  The Shareholders covenant
           --------------------------------------
that, prior to the Closing, without the Purchaser's written consent, the Shareholders shall not (i) sell, transfer' mortgage, pledge, otherwise dispose of or suffer to be imposed any Encumbrance on any share of Company Common Stock held by them or (ii) grant to any person (other than the Purchaser) any proxy or other right to vote any shares of Company Common Stock held by them or over which they exercise voting power in a manner that would be inconsistent with its covenants set forth in this Agreement.

     5.10. Preserve Accuracy of Representations and Warranties.  Between the
           ---------------------------------------------------
date hereof and the Closing Date, each of the parties hereto shall refrain from taking any action which would render any of its or his respective representations or warranties contained in Articles II, III, or IV of this Agreement inaccurate as of the Closing Date. Each party shall promptly notify the other of any action, suit or proceeding that shall be instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement.

     5.11. Notification by the Company of Certain Matters.  The Company shall
           ----------------------------------------------
promptly advise the Purchaser in writing of (i) any change or event having a Material Adverse Effect on the Company, (ii) any notice or other communication from any third Person alleging that the consent of such third Person is or may be required in connection with the transactions contemplated by this Agreement, and (iii) any material default under any Material Contract or event which, with notice or lapse of time or both, would become such a default on or prior to the Closing Date and of which the Company or the Shareholders have knowledge.

     5.12. Necessary Actions.  The Purchaser, the Company and the Shareholders
           -----------------
shall use all reasonable efforts to effect the purchase and sale of the Stock as promptly as possible after the date hereof.

     5.13. Taxes.  Any stock transfer Taxes, sales Taxes, use Taxes, or gains
           -----
Taxes, or other similar Taxes attributable to the purchase and sale of the Stock shall be paid by the Shareholders.

     5.14. Working Capital.  The Working Capital of the Company as of the
           -----------------
Closing shall be no less than $____________________. On the Closing Date the Shareholders shall deliver to the Purchaser a statement (the "Working Capital Statement") setting forth their calculation of the Working Capital of the Company as of the Closing.

                                   ARTICLE VI
                             CONDITIONS TO CLOSING

     6.1.  The Company's and the Shareholders' Conditions to Close.  The
           -------------------------------------------------------
obligations of the Company and the Shareholders under this Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions, but compliance with any or all of such conditions may be waived, in writing, by the Company or the Shareholders, as the case may be:

           (a) The representations and warranties of the Purchaser contained in this Agreement shall be true and correct on the date hereof and on the Closing Date (except to the extent that they expressly relate to an earlier date);

          (b) The Purchaser shall have performed and complied in all material respects with all of the covenants and agreements contained in this Agreement and satisfied all of the conditions required by this Agreement to be performed or complied with or satisfied by the Purchaser at or prior to the Closing;

          (c) The Purchaser and the Company shall have received all approvals and actions of or by all Governmental Bodies, which are necessary to consummate the transactions contemplated hereby;

          (d) On the Closing Date, there shall be no injunction, restraining order or decree of any nature of any court or Governmental Body in effect that restrains or prohibits the consummation of the transactions contemplated by this Agreement;

          (e) No action, suit or proceeding shall have been instituted by any person or entity, or threatened by any Governmental Body, before a court or Governmental Body, to restrain or prevent the carrying out of the transactions contemplated by this Agreement;

          (f) A certificate, dated as of the Closing, signed by an officer of the Purchaser to the effect set forth in clauses (a) through (e), inclusive, of this Section 6.1;

          (g) The Purchaser shall have entered into the Escrow Agreement, in the form of Exhibit "1" hereto, the Shareholders Agreement, in the form of
            -----------
Exhibit "2" hereto, and the Urich Employment Agreement, and the Curtis
----------
Employment Agreement, in the form of Exhibits "3-A" and "3-B" hereto.
                                     -------------       ---

     6.2. The Purchaser's Conditions to Close.  The obligations of the
          -----------------------------------
Purchaser under this Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions, but compliance with any or all of any such conditions may be waived, in writing, by the Purchaser:

          (a) The Purchaser shall have conducted a thorough due diligence review (the "Due Diligence Review") of the Business and the Company and shall be satisfied with the results and findings thereof. The Company and the Shareholders agree that the Purchaser and the Purchaser's representatives, legal counsel, accountants, advisors and representatives shall be given, until the Closing, full access to: (i) the assets and properties of the Company; (ii) the books and records (including electronic records) of the Company pertaining to the Business, including, but not limited to, income tax returns, sales and use tax returns, the Company's Financial Statements, and related materials, bank statements, invoices, accounts receivable, accounts payable and supplier lists; and (iii) all files maintained by the Company and the Company's attorneys, brokers or other agents relating to the Business. The Company shall permit the Purchaser to copy, at the Purchaser's expense, the contents of all such books, records and files. The Purchaser shall treat all information obtained as a result of the Due Diligence Review as confidential and proprietary information belonging to the Company;

          (b) The representations and warranties of the Company and the Shareholders contained in this Agreement shall be true and correct on the date hereof and on the Closing Date (except to the extent that they expressly relate to an earlier date);

          (c) The Company and the Shareholders shall have performed and complied in all material respects with all the covenants and agreements contained in this Agreement and satisfied all the conditions required by this Agreement to be performed or complied with or satisfied by it or them at or prior to the Closing;

          (d) The Purchaser and the Company shall have received all approvals and actions of or by all Governmental Bodies, which are necessary to consummate the transactions contemplated hereby;

          (e) On the Closing Date, there shall be no injunction, restraining order or decree of any nature of any court or Governmental Body in effect that restrains or prohibits the consummation of the transactions contemplated by this Agreement;

          (f) No action, suit or proceeding shall have been instituted by any person or entity, or threatened by any Governmental Body, before a court or Governmental Body, to restrain or prevent the carrying out of the transactions contemplated by this Agreement or that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Business or the results of operations, properties or condition (financial or otherwise) of the Company;

          (g) The Company shall have received all necessary consents or approvals (including an approval of the transaction by the Company's Board of Directors and its remaining shareholders), in form and substance reasonably satisfactory to the Purchaser, to the transactions contemplated by this Agreement;

          (h) Since the Balance Sheet Date, there shall not have occurred any change which would have or would be likely to have a Material Adverse Effect with respect to the Company;

          (i) The Shareholders shall have entered into the Escrow Agreement, in the form of Exhibit "1" hereto and the Shareholders Agreement, in the form of
            -----------
Exhibit "2" hereto, Alex Urich shall have entered into the Urich Employment
-----------
Agreement, in the form of Exhibit "3-A" hereto, and Michael Curtis shall have
                          -------------
entered into the Curtis Employment Agreement, in the form of Exhibit "3-B"
                                                             -------------
hereto;

          (j)  The Purchaser shall have received the Working Capital Statement;

          (k) Certificates, dated as of the Closing, signed by the Shareholders and by the President of the Company, respectively, to the effect set forth in clauses (b) and (c) of this Section 6.2, with the Certificate signed by the President of the Company to the additional effect set forth in clauses (b) through (h), inclusive, of this Section 6.2.

                                  ARTICLE VII
                                  THE CLOSING

     7.1. Deliveries by the Company and the Shareholders.
          ----------------------------------------------

          (a) At the Closing, the Company and the Shareholders shall deliver the following to the Purchaser:

               (i) A certificate of status as of ten (10) days prior to the Closing Date from the California Secretary of State stating that the Company is a domestic corporation organized under the laws of the State of California and has not filed articles of dissolution.

               (ii)  The Agreement, duly executed;

               (iii) The duly executed Shareholders Agreement, Urich Employment Agreement and Curtis Employment Agreement;

               (iv)  The certificates described in Sections 6.2(k);

               (v)   The Working Capital Statement;

               (vi) A true and complete copy of the Articles of Incorporation, as in effect on the Closing Date, of the Company, certified by the Secretary of State of the State of California and a true and complete copy of the By-laws, as in effect on the Closing Date, of the Company, certified by the Secretary of the Company; and

               (vii) A certificate from each Shareholder representing eighty
     (80) shares of the Company's common stock (collectively, one hundred sixty
     (160) shares of the Stock), together with a duly executed Assignment Separate From Certificate transferring the certificates to the Purchaser.

          (b) At the Closing, each of the Shareholders shall deliver to the Escrow Holder a certificate representing two hundred forty (240) shares of the Company's common stock (collectively, four hundred eighty (480) shares of the Stock), together with a duly executed Assignment Separate From Certificate transferring the certificates to the Purchaser, a certificate representing eighty (80) shares of the Company's common stock (collectively one hundred sixty
(160) shares of the Stock), together with a duly executed Assignment Separate From Certificate transferring the certificates to the Purchaser, and a duly executed copy of the Escrow Agreement.

     7.2. Purchaser's Deliveries.
          ----------------------

          (a) At the Closing, the Purchaser shall deliver the following to the Company and the Shareholders:

               (i) Copies of duly adopted resolutions of the Purchaser's Boards of Directors approving the execution, delivery and performance of this Agreement, certified by the Secretary or an Assistant Secretary of the Purchaser;

               (ii)  The Agreement, duly executed;

               (iii) Good funds in the amount of Two Hundred Fifty Thousand Dollars ($250,000) to each Shareholder;

               (iv) The duly executed Shareholders Agreement, Urich Employment Agreement and Curtis Employment Agreement;

               (v)   The certificate described in Section 6.1(f).

          (b) At the Closing, the Purchaser shall deliver to the Escrow Holder a duly executed copy of the Escrow Agreement.

                                 ARTICLE VIII
                                INDEMNIFICATION

     8.1. Indemnification by Shareholders.  The Shareholders agree to indemnify
          -------------------------------
and hold harmless the Purchaser from and against any and all Losses and Expenses incurred by the Purchaser in connection with or arising from:

          (a) any breach by the Shareholders or the Company of, or other failure by the Shareholders or the Company to perform, any of the covenants of the Shareholders or the Company contained in this Agreement or in any other agreement (other than the Urich Employment Agreement and the Curtis Employment Agreement) executed and delivered by or on behalf of the Shareholders or the Company pursuant to this Agreement or in any certificate or other document delivered by the Shareholders or the Company pursuant to this Agreement;

          (b) any breach of any warranty or the inaccuracy of any representation of the Company or the Shareholders contained in this Agreement or any certificate or other document delivered by or on behalf of the Company or the Shareholders pursuant to this Agreement; and

          (c) any and all stock transfer Taxes or gains Taxes, sales Taxes, or other similar Taxes imposed by the State of California or any other state, or any political subdivision thereof, as a result of the transactions contemplated by this Agreement.

Section 8.1 is an obligation solely of the Shareholders and, from and after the Closing, the Shareholders shall not have any right of contribution from the Company, its successors, or any assigns or any of them in respect of the obligations of the Shareholders under this Section 8.1. The right to recover from the Shareholders shall not require the Purchaser to seek any recovery from the Company in respect of any Loss or Expense.

     8.2. Indemnification by Purchaser.  The Purchaser agrees to indemnify and
          ----------------------------
hold harmless the Shareholders from and against any and all Losses and Expenses incurred by the Shareholders in connection with or arising from:

          (a) any breach by the Purchaser of, or other failure by the Purchaser to perform, any of the Covenants of Purchaser contained in this Agreement or in any other agreement (other than the Urich Employment Agreement or the Curtis Employment Agreement) executed on behalf of the Purchaser pursuant to this Agreement or in any certificate or other document delivered by the Purchaser pursuant to this Agreement; and

          (b) any breach of any warranty or the inaccuracy of any representation of the Purchaser contained in this Agreement or any certificate or other document delivered on behalf of the Purchaser pursuant to this Agreement.

     8.3.  Notice of Claims.
           ----------------

          (a) If a party entitled to indemnity pursuant to section 8.1 or 8.2 (the "Indemnified Party") believes that he or it has suffered or incurred any Loss or incurred any Expense, the Indemnified Party shall so notify the party obligated to provide indemnification to the indemnifying party (the "Indemnitor") promptly in writing describing such Loss or Expense, the amount thereof, if known, and the method of computation of such Loss or Expense, all with reasonable particularity and containing a reference to the provisions of this Agreement or other agreement, instrument or certificate delivered pursuant hereto in respect of which such Loss or Expense shall have occurred. If any action at law or suit in equity is instituted by or against a third party with respect to which the Indemnified Party intends to claim any liability or expense as Loss or Expense under this Article VIII, the Indemnified Party shall promptly notify the Indemnitor of such action or suit.

          (b) The amount to which the Indemnified Party shall be entitled under this Article VIII shall be determined: (i) by written agreement between the Indemnified Party and the Indemnitor; (ii) by arbitration in accordance with
Section 11.13 hereof, or (iii) by any other means to which the Indemnified Party and the Indemnitor shall agree. The judgment or decree of a court, or binding arbitration award, shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken have been finally determined. The Indemnified Party shall have the burden of proof in establishing the amount of the Loss and Expense suffered by it.

          (c) Notwithstanding the foregoing, the failure of any person hereto to give any notice described in this Section 8.3 shall not relieve any party hereto of its obligations hereunder, except to the extent such failure shall have prejudiced such party.

     8.4. Third Party Claims.
          ------------------

          (a)  Subject to Section 8.4(b), any Indemnified Party under this
Article VIII shall have the right to conduct and control, through counsel of its choosing, any third party claim, action, suit, proceeding, investigation or other claim giving rise to a claim for indemnification hereunder (a "Third Party Claim") and the Indemnified Party may compromise or settle the same, provided that the Indemnified Party shall give the Indemnitor at least 10 days' advance notice of any proposed compromise or settlement. The Indemnified Party shall permit the Indemnitor to participate in the defense of any Third Party Claim through counsel chosen by it, provided that the fees and expenses of such counsel shall be borne by the Indemnitor. Subject to Section 8.4(b), any compromise or settlement with respect to a claim for money damages effected after the Indemnitor by notice to the Indemnified Party shall have disapproved such compromise or settlement shall discharge the Indemnitor from liability with respect to the subject matter thereof, and no amount in respect thereof shall be claimed as Loss or Expense under this Article VIII.

          (b) If the remedy sought in any Third Party Claim is solely money damages and will have no continuing effect on the business, reputation or future business prospects of any Indemnified Party, the Indemnitor shall have 15 days after receipt of the notice referred to in the last sentence of Section 8.3(a) to notify the Indemnified Party that it elects to conduct and control such Third Party Claim. If the Indemnitor gives the foregoing notice, the Indemnitor shall have the right to undertake, conduct and control, through counsel of its own choosing and at the sole expense of the Indemnitor, the conduct and settlement of such Third Party Claim, and the Indemnified Party shall cooperate with the Indemnitor in connection therewith; provided that (x) the
                                                       -------------
Indemnitor shall not thereby permit to exist any lien, encumbrance or other adverse charge upon any asset of any Indemnified Party; (y) the Indemnitor shall permit the Indemnified Party to participate in such conduct or settlement through counsel chosen by the Indemnified Party, but the fees and expenses of such counsel shall be borne by the Indemnified Party except as provided in clause (z) below; and (z) the Indemnitor shall agree promptly to reimburse the Indemnified Party for the full amount of any Loss arising from or relating to such Third Party Claim and all related Expense incurred by the Indemnified Party, except fees and expenses of counsel for the Indemnified Party incurred after the assumption of the conduct and control of such Third Party Claim by the Indemnitor. So long as the Indemnitor is contesting any such Third Party Claim in good faith, the Indemnified Party shall not pay or settle any such Third Party Claim. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay or settle any such Third Party Claim without the Indemnitor's approval, provided that in such event the Indemnified Party shall waive any right to indemnity therefor by the Indemnitor, and no amount in respect thereof shall be claimed as Loss or Expense under this Article VIII.

                                  ARTICLE IX
                                  TERMINATION
                                  -----------

     9.1.  Termination.  Anything contained in this Agreement to the contrary
           -----------
notwithstanding, this Agreement may be terminated at any time prior to the Closing Date:

     (a)   By the mutual consent of the Shareholders and the Purchaser;

     (b) By the Shareholders or the Purchaser if the Closing shall not have occurred on or before December 3, 1999 (or such later date as shall be mutually agreed to in writing by the Shareholders and the Purchaser); provided that the party seeking termination is not in default or breach of this Agreement;

     (c) By the Shareholders in the event of a breach by the Purchaser of any of its representations, warranties or covenants contained in this Agreement, which breach is not cured by the Purchaser within 10 days after written notice of such breach;

     (d) By the Purchaser in the event of a breach by the Company or the Shareholders of any of their respective representations, warranties and covenants contained in this Agreement, which breach is not cured by the Company or the breaching Shareholder with ten (10) days after written notice of such breach;

     (e) By the Purchaser if the Purchaser is not satisfied with the results and findings of its Due Diligence Investigation. If the Purchaser terminates this Agreement pursuant to this section, then all books, records and files copied by the Purchaser during the Due Diligence Investigation shall be immediately returned to the Company; or

     (f) By the Purchaser if, in the Purchaser's reasonable opinion, there has been a Material Adverse Effect on the condition (financial or otherwise), affairs, business, assets or prospects of the Company.

     9.2.   Effect of Termination.  In the event of the termination of this
            ---------------------
Agreement pursuant to the preceding Section of this Agreement, all further obligations of the parties under this Agreement shall be terminated without further liability of any party or its shareholders, directors or officers to the other parties, provided (i) that Section 11.1 shall survive any such termination and (ii) that nothing herein shall relieve any party from liability for its willful breach of this Agreement.

                                   ARTICLE X
RESTRICTIONS ON TRANSFERABILITY OF SECURITIES; COMPLIANCE WITH SECURITIES ACT,
                                 REGISTRATION

     10.1.  Restrictions on Transferability.  The Purchaser's Shares acquired by
            -------------------------------
the Shareholders in connection with the Transaction, which shall include any other securities issued in respect of such Purchaser's Shares upon any conversion, stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Article X, which conditions are intended, among other things, to ensure compliance with the provisions of the Securities Act. The Shareholders will cause each proposed purchaser, assignee, transferee or pledgee of such to agree to take and hold such Purchaser's Shares subject to the provisions and upon the conditions specified in this Article X, subject, nevertheless, to any requirement of law that the Shareholder's property remain within such Shareholder's control.

     10.2.  Restrictive Legend.  Each certificate representing the Purchaser's
            ------------------
Shares shall (unless otherwise permitted by the provisions of Section 10.3) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE. SUCH SHARES MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS STAAR SURGICAL COMPANY RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR STAAR SURGICAL COMPANY) REASONABLY ACCEPTABLE TO STAAR SURGICAL COMPANY STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT AND THE SECURITIES LAWS OF ANY APPLICABLE STATE.

The Shareholders consent to the Purchaser making a notation on its records and giving instructions to any transfer agent of such Purchaser's Shares in order to implement the restrictions on transfer established in this Section 10.2 and
Section 10.3.

     10.3.  Notice of Proposed Transfers.  The holder of each certificate
            ----------------------------
representing Purchaser's Shares required to bear the legend set forth in Section
10.2 ("Restricted Securities") by acceptance thereof agrees to comply in all respects with any provisions of this Section 10.3 applicable to such Restricted Securities. At least 10 days prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities (other than a transfer not involving a change in beneficial ownership), unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Purchaser of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail and shall be accompanied, at such holder's expense, by either (i) a written opinion of legal counsel (such opinion to be reasonably satisfactory to the Purchaser), addressed to the Purchaser, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act or (ii) a "no action" letter from the Securities and Exchange Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Securities and Exchange Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to Purchaser. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made in compliance with Rule 144 of the Securities Act, the appropriate restrictive legend set forth in Section 10.2, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and the Purchaser such legend is not required in order to establish compliance with any provisions of the Securities Act.

                                  ARTICLE XI
                                 MISCELLANEOUS
                                 -------------

     11.1.  Expenses.
            --------

            (a) The Shareholders shall bear the expenses and fees of counsel to the Company or the Shareholders' and the Company's accountants incurred by the Company or the Shareholders in connection with the preparation, negotiation and execution of the Transaction Documents and consummation of the transactions contemplated hereby and thereby.

            (b) Except as otherwise provided herein, the Purchaser shall bear its own expenses and fees and commissions (including, but not limited to, all compensation and expenses of counsel, consultants and accountants) incurred in connection with its preparation, negotiation and execution of the Transaction Documents and consummation of the transactions contemplated hereby or thereby.

     11.2.  Notices.  Any notices or other communications required under this
            -------
Agreement shall be in writing, shall be deemed to have been given when delivered in person, by telex or telecopier, when delivered to a recognized next business day courier, or, if made, when deposited in the United States mail, first class, registered or certified, return receipt requested, with proper postage prepaid, addressed as follows or to such other address as notice shall have been given pursuant hereto:

If to the Shareholders or the Company prior to Closing, to:

               Mr. Alex Urich
               Mr. Michael Curtis
               Circuit Tree Medical, Inc.
               23322 Madero Road, Suite F
               Mission Viejo, California 92691

and if to the Shareholders after the Closing, to:

               Mr. Alex Urich
               27402 Via Caudaloso
               Mission Viejo, California 92691

               Mr. Michael Curtis
               26421 Pebble Creek
               Lake Forest, California 92630

If to the Purchaser to:

               STAAR Surgical Company
               1911 Walker Avenue
               Monrovia, California 91016
               Attn: Chief Financial Officer

with a copy to:

               Pollet Law
               10900 Wilshire Boulevard, Suite 500
               Los Angeles, California 90024
               Attn.:  Andrew F. Pollet, Esq.

     11.3.  Assignment.  Prior to the Closing Date, this Agreement may not be
            ----------
assigned, by operation of law or otherwise. Following the Closing Date, any party may assign any of its rights hereunder, but no such assignment shall relieve him or it of his or its obligations hereunder.

     11.4.  Interpretation.  The article and section headings contained in this
            --------------
Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms.

     11.5.  Counterparts.  This Agreement may be executed in two or more
            ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument; and shall become binding when two or more counterparts have been signed by each of the parties hereto and delivered to each of the Purchaser, the Shareholders and the Company.

     11.6.  Amendment.  This Agreement may not be amended, modified or
            ---------
supplemented except by a writing signed by an authorized representative of each of the parties hereto.

     11.7.  Entire Agreement.  This Agreement (including the Schedules and
            ----------------
Exhibits attached hereto) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. With respect to the Schedules, an item is only deemed disclosed in connection with the specific representation to which it is explicitly referenced.

     11.8.  Binding Effect.  This Agreement shall be binding upon and inure to
            ---------------
the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

     11.9.  Survival.  The covenants, agreements, representations and warranties
            --------
of the Company, the Shareholders or the Purchaser made in or pursuant to this Agreement shall survive the Closing Date notwithstanding any investigation made or information obtained by or on behalf of the Purchaser; provided, however,
                                                          -----------------
that the representations and warranties of the Company, the Shareholders or the Purchaser contained herein or in any certificate delivered with respect thereto

(other than the representations and warranties contained in Sections 2.3, 3.3, 3.4, 3.9, 3.22, 3.27, 4.1, 4.3 or 4.4 which shall survive for all applicable statute of limitations periods) shall terminate twelve months after the Closing Date. Except as otherwise expressly provided in Article VIII, no claim shall be made for breach of any representation or warranty contained herein or in any certificate delivered with respect thereto under this Agreement after the date on which such representations and warranties shall terminate as set forth in this Section; provided, however, that nothing shall effect or otherwise limit
              -----------------
the obligations of the Shareholders or rights of the Purchaser under Article VIII in respect of any breach of any representation or warranty of the Shareholders or the Company as to which the Purchaser has notified the Shareholders in accordance with Section 8.2 or prior to the date such representations or warranties would otherwise terminate in accordance with this
Section 11.9.

     11.10.  Severability.  Wherever possible, each provision hereof shall be
             ------------
interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective in the jurisdiction involved to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

     11.11.  Third Parties.  Nothing contained in this Agreement or in any
             -------------
instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or a successor or permitted assign of such a party.

     11.12.  Waivers.  Any term or provision of this Agreement may be waived, or
             -------
the time for its performance may be extended, by the party or parties entitled to the benefit thereof Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

     11.13.  Governing Law, Arbitration.  This Agreement shall be governed by
             --------------------------
and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of California.

             (i) Any dispute, controversy or claim arising out of or relating to this Agreement or its breach, interpretation, termination or validity, including any question whether a matter is subject to arbitration hereunder, is referred to herein as a "Dispute."

             (ii) If the parties fail to settle any Dispute within 30 days after any party has given notice to the other parties hereto of the claimed existence of a Dispute, the Dispute shall be resolved by a confidential, binding arbitration. All such Disputes shall be arbitrated in Los Angeles, California pursuant to the arbitration rules and procedures of the American Arbitration Association before an arbitrator or arbitrators selected in the manner provided in such rules and procedures, except that the "Final Offer (or Baseball)" Arbitration Option shall not be used unless otherwise agreed in writing.

             (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction, and each party hereto consents and submits to the jurisdiction of such court for purposes of such action. The statute of limitations, estoppel, waiver, laches and similar doctrines, which would otherwise be applicable in any action brought by a party, shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed to the commencement of an action for those purposes. The Federal Arbitration Act shall apply to the construction, interpretation and enforcement of this arbitration provision. Each party shall bear its own expenses (including without limitation the fees and expenses of legal counsel and accountants) in connection with such arbitration and the Purchaser and the Shareholder shall each bear one-half of the arbitrators' fees and expenses, provided that the arbitral award shall allocate such fees and expenses of counsel, accountants, other advisors and arbitrators according to the relative success of the contesting parties in the arbitration, as determined by the arbitrators. The arbitrators shall award an amount equal to the actual monetary damages suffered by each contesting party, which may include interest costs incurred by such party, but the arbitrators shall not have the authority to award punitive damages.

     11.14.  Definitions.  In this Agreement, the following terms have the
             -----------
meanings specified or referred to in this Section 11.14 and shall be equally applicable to both the singular and plural forms.

     "Affiliate" shall mean: any person or entity (i) that directly or
      ---------
indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity involved, including, without limitation, officers and directors, (ii) that directly or beneficially owns or holds 5% or more of any equity interest in the person or entity involved, or
(iii) 5% or more of whose voting securities (or in the case of a person which is not a corporation, 5% or more of any equity interest) is owned directly or beneficially by the person or entity involved. As used herein, the term "control" shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person or entity, whether through ownership of securities, by contract or otherwise.

     "Balance Sheet" means the unaudited Balance Sheet of the Company dated as
      -------------
of December, 31, 1998.

     "Balance Sheet Date" means December 31, 1998.
      ------------------

     "Business" means the businesses engaged in by the Company as of the date of
      --------
this Agreement.

     "Closing" has the meaning specified in Section 1.3.
      -------

     "Closing Date" has the meaning specified in Section 1.3.
      ------------

     "Code" means the Internal Revenue Code of 1986, as amended.
      ----

     "Company Common Stock" has the meaning specified in Section 3.3.
      --------------------

     "Company's Financial Statements" has the meaning specified in Section 3.6.
      ------------------------------

     "Computerized Assets" means all information processing systems, operating
      -------------------
systems and delivery systems, internal environmental systems dependent on embedded microchips and all other computerized and electronic functions that are used by a Person in the conduct of its business.

     "Contaminant" means any waste, pollutant, hazardous substance, toxic
      -----------
substance, hazardous waste, medical waste, special waste, asbestos, petroleum or petroleum-derived substance, radioactive material or waste, or any constituent of any such substance or waste and including, without limitation, any substance which any Governmental Body or lawful representative thereof requires to be controlled,-removed, monitored, encapsulated or remediated or otherwise addressed for the purposes of protection of the environment or public or worker health and safety.

     "Current Assets" means those assets classified as current assets of the
      --------------
Company in accordance with GAAP.

     "Current Liabilities" means those liabilities classified as current
      -------------------
liabilities of the Company in accordance with GAAP.

     "Debt" means any and all indebtedness for borrowed monies and any other
      ----
long-term liabilities.

     "Dispute" has the meaning specified in Section 11.13.
      -------

     "Encumbrance" means any lien, claim, charge, security interest, mortgage,
      -----------
pledge, easement, conditional sale or other title retention agreement, defect in title, covenant or other restriction of any kind.

     "Environmental Laws" has the meaning specified in Section 3.26(a).
      ------------------

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "ERISA Affiliate" means (a) any corporation which at, or at any time
      ---------------
before, the Closing Date is or was a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company or any predecessor of the Company; (b) any partnership, trade or business (whether or not incorporated) which at, or at any time before, the Closing Date is or was under common control (within meaning of Section 414(c) of the Code) with the Company; and (c) any entity, which at, or at any time before, the Closing Date is or was a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as either the Company or any predecessor of the Company, any corporation described in clause (a) or any partnership, trade or business described in clause (b).

     "ERISA Benefit Plans" has the meaning specified in Section 3.21(a).
      -------------------

     "Expenses" means any and all reasonable expenses incurred in connection
      --------
with investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against hereunder (including, without limitation, court filing fees, court costs, arbitration fees or costs, witness fees, and reasonable fees and disbursements of legal counsel, investigators, consultants, expert witnesses, accountants and other professionals).

     "Facility" means any real or personal property, plant, building, facility,
      --------
structure, underground storage tank, or equipment or unit, or other asset owned, used, leased or operated by the Company.

     "GAAP" means generally accepted accounting principles in the United States
      ----
of America.

     "Governmental Body" means any court, government (federal, state, local or
      -----------------
foreign), department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

     "Losses" means any and all losses, costs, obligations, liabilities,
      ------
settlement payments, awards, judgments, fines, penalties, excise taxes, damages, expenses, deficiencies or other charges.

     "Managed Companies" has the meaning specified in Section 5.7(i).
      -----------------

     "Material Adverse Effect" means any change or effect (or any development
      -----------------------
that, insofar as can be reasonably foreseen, would result in any change or effect) that is materially adverse to the assets, business, financial condition, results of operations or prospects of the applicable Person or Persons.

     "Material Contracts" has the meaning specified in Section 3.23.
      ------------------

     "Non-ERISA Commitments" has the meaning specified in Section 3.21(a).
      ---------------------

     "Purchaser Shares" has the meaning specified in Section 1.2(a)(ii).
      ----------------

     "Pension Plans" has the meaning specified in Section 3.21(a).
      -------------

     "Permitted Encumbrances" means: (a) encumbrances for taxes or assessments
      ----------------------
or other governmental charges which are not yet due and payable; (b) materialmen's, merchants', carriers', worker's, repairer's, or other similar Encumbrances arising in the ordinary course of business which are not yet due or payable and; (c) purchase money security interests.

     "Person" means any individual, corporation, partnership, joint venture,
      ------
association, joint-stock company, trust, unincorporated organization or Governmental Body.

     "Release" means any release, spill, emission, leaking, pumping, injection,
      -------
deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any Facility of any Contaminant, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Facility.

     "Remedial Action" means actions required to (i) clean up, remove, treat or
      ---------------
in any other way address Contaminants in the indoor or outdoor environment; (ii) prevent the Release or threatened Release or minimize the further Release of Contaminants or (iii) investigate and determine if a remedial response is needed and to design such a response and post-remedial investigation, monitoring, operation and maintenance and care.

     "Requirements of Law" means any federal, state or local law, rule or
      -------------------
regulation, Governmental Permit or other binding determination of any Governmental Body.

     "Restricted Securities" has the meaning specified in Section 10.3.
      ---------------------

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed as of the date first above written.

                                             "PURCHASER"
                                             STAAR Surgical Company



                                             By /s/  William Huddleston
                                                ----------------------------
                                             Its: Executive Vice President

                                             "SHAREHOLDERS"


                                             /s/ Alex Urich
                                             -------------------------------
                                             Alex Urich



                                             _______________________________
                                             Michael Curtis

                                             "COMPANY"
                                             Circuit Tree Medical, Inc.


                                             By:  Alex Urich   President
                                                ----------------------------
                                             Its:

                                  EXHIBIT "1"

                               ESCROW AGREEMENT

                               ESCROW AGREEMENT
                               ----------------


     This ESCROW AGREEMENT dated as of December 3, 1999 by and among STAAR Surgical Company, a Delaware corporation (the "Purchaser"), Alex Urich, an individual, and Michael Curtis, an individual (Urich and Curtis are referred to individually as the "Shareholder" and collectively as the "Shareholders"), and Pollet Law (the "Escrow Agent"), all of whom are sometimes collectively referred to herein as the "parties".

                             W I T N E S S E T H:
                             -------------------

     WHEREAS, the Purchaser and the Shareholders have entered into a Stock Purchase Agreement dated as of the date hereof (the "Stock Purchase Agreement"), pursuant to which the Purchaser is acquiring 80% of the Shareholders' outstanding common stock (the "Stock") in Circuit Tree Medical, Inc. (the "Company"); and

     WHEREAS, in order to complete the transfer of the purchase price for the Stock, which includes: (i) the transfer of good funds to each Shareholder in the amount of Two Hundred Fifty Thousand Dollars ($250,000) (the "Cash") and
(ii) the transfer to each Shareholder of shares of the Purchaser's common stock (the "Purchaser's Shares"), the Shareholders and the Purchaser have agreed to enter into this Escrow Agreement;

     NOW, THEREFORE, in consideration of the mutual promises of the parties, and of other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby respectively act and agree as follows:

     1.  Appointment of Escrow Agent.  The Purchaser and the Shareholders hereby
         ---------------------------
appoint Pollet Law as Escrow Agent, and Pollet Law hereby accepts such appointment and agrees to act as Escrow Agent under the terms and conditions of this Agreement.

     2.  Escrow Deposit by the Shareholders.  On the Closing Date, as that term
         ----------------------------------
is defined in the Stock Purchase Agreement, each Shareholder shall deposit with the Escrow Agent, pursuant to Article I, Section 1.2(b) of the Stock Purchase Agreement, (i) a certificate representing eighty (80) shares of the Company's common stock, which certificate represents that portion of the Stock attributable to the purchase price to be paid with the Cash, and (ii) a certificate representing one hundred twenty (120) shares of the Company's common stock, which certificate represents that portion of the Stock attributable to the portion of the purchase price to be paid with the Purchaser's Shares, in each case together with a duly executed Assignment Separate From Certificate (the "Stock Power") and (iii) cross-receipts (collectively, the "Property Deposited by the Shareholders"). The Escrow Agent shall hold, manage, administer, and distribute the Property Deposited by the Shareholders in accordance with the terms and conditions of this Agreement.

     3.  Escrow Deposit by the Purchaser.  The Purchaser shall deposit with
         -------------------------------
the Escrow Agent, pursuant to Article I, Section 1.2(a)(ii) of the Stock Purchase Agreement, (i) certificates for the Purchaser's Shares registered in the names of the Shareholders, (ii) cross-receipts, and (iii) the Cash (collectively, the "Property Deposited by the Purchaser"). The certificates for the Purchaser's Shares shall be deposited within ten (10) days from the Closing Date, as that term is defined in the Stock Purchase Agreement, and the Cash shall be deposited with the Escrow Agent or wired to the Escrow Agent no later than 5:00 p.m. on January 5, 2000. The Escrow Agent shall hold, manage, administer, and distribute the Property Deposited by the Purchaser in accordance with the terms and conditions of this Agreement.

     4.  Distributions to the Shareholders and the Purchaser.  Within twenty-
         ---------------------------------------------------
four (24) hours of the Escrow Agent's receipt of the certificates for the Purchaser's Shares registered in the names of the Shareholders, the Escrow Agent shall distribute: (i) to the Purchaser the stock certificates and Stock Powers attributable to the portion of the purchase price to be paid with the Purchaser's Shares and the cross receipts and (ii) to the Shareholders the Purchaser's Shares and the cross receipts. Within twenty-four (24) hours of the Escrow Agent's receipt of the Cash, the Escrow Agent shall distribute: (i) to the Purchaser the stock certificates and Stock Powers attributable to the portion of the purchase price to be paid with the Cash and the cross receipts and (ii) to the Shareholders the Cash and the cross receipts.

     5.  Escrow Agent.
         ------------

         (a)  Fees and Costs.  The normal fees and reasonable expenses incurred
              --------------
by the Escrow Agent in connection with its duties hereunder shall be paid one-half by the Purchaser and one-half by the Shareholders.

         (b)  Duties.  The duties of the Escrow Agent are only such as are
              ------
herein specifically provided, being purely ministerial in nature, and the Escrow Agent shall incur no liability whatever hereunder except for gross negligence or bad faith. The Escrow Agent shall be under no responsibility in respect of any of the items deposited with it other than to follow faithfully the instructions herein contained. The Escrow Agent is not charged with knowledge of any duties or responsibilities in connection with any other document or agreement. The Escrow Agent may consult with counsel and shall be fully protected in any action taken in good faith in accordance with such advice. The Purchaser and the Shareholders jointly and severally agree to assume liability for and do hereby agree to indemnify, protect, save, and hold harmless the Escrow Agent from and against any and all liabilities, obligations, losses, damages, claims, actions, suits, costs, and expenses of whatever kind and nature, including reasonable attorneys' fees, imposed upon, incurred by, or asserted against the Escrow Agent in any way relating to or arising out of this Agreement. The Escrow Agent shall not be required to institute legal proceedings of any kind. The Escrow Agent shall be fully protected in acting in accordance with any written notices, directions, or instructions given to it hereunder and believed by it to have been signed by the proper parties.

     6.  Resignation, Removal, Successorship and Accounting.  The Escrow Agent
         --------------------------------------------------
may resign at any time by giving sixty (60) days prior written notice thereof to the Purchaser and the Shareholders. The Purchaser and the Shareholders may remove the Escrow Agent at any time upon written notice to the Escrow Agent at least ten (10) days prior to the date of removal. In any such event, the Escrow Agent shall render to the Purchaser and the Shareholders an account in writing of the property held in the Escrow and any notices received by it. If the Purchaser and the Shareholders approve such account in writing or fail to object in writing to such account within twenty
(20) days after the date of receipt of such account, the Escrow Agent shall be released forever from any and all claims or liabilities with respect to any actions or omissions hereunder. Simultaneously with such release, the Escrow Agent shall deliver the property held in the Escrow to its successor designated in writing by the Purchaser and the Shareholders. If the Purchaser and the Shareholders fail to agree on a successor Escrow Agent within such twenty (20) day period, the Escrow Agent may designate any California bank or trust company which has assets in excess of $500,000,000 as successor, which shall agree in writing to be bound by all of the provisions hereof, or the Escrow Agent may apply to the appropriate court for appointment of a successor. If either the Purchaser or the Shareholders object in writing to the account of the Escrow Agent within such twenty (20) day period, the Escrow Agent shall not be released hereunder and the parties hereto shall use their best efforts to reconcile their differences. Nothing in this Escrow Agreement shall prevent the Escrow Agent from bringing an action to settle its accounts, and obtain its release hereunder, in any court of competent jurisdiction; and in such case, the costs and expenses of the Escrow Agent incurred in such action, including its reasonable attorneys' fees, shall be paid by the party contesting the accounts if the Escrow Agent prevails. Any successor to the Escrow Agent appointed under any of the methods provided herein shall have all of the rights, obligations, and immunities of the Escrow Agent set forth herein and shall agree in writing to be bound by all of the provisions hereof.

     7.  Termination.  This Agreement shall terminate upon the distribution of
         -----------
the Property Deposited by the Purchaser to the Shareholders and the Property Deposited by the Shareholders to the Purchaser.

     8.  Notices.  Any notices or other communications required under this
         -------
Agreement shall be in writing, shall be deemed to have been given when delivered in person, by telex or telecopier, when delivered to a recognized next business day courier, or, if made, when deposited in the United States mail, first class, registered or certified, return receipt requested, with proper postage prepaid, addressed as follows or to such other address as notice shall have been given pursuant hereto:

If to the Shareholders:    Mr. Alex Urich
                           27402 Via Caudaloso
                           Mission Viejo, California 92691

                           Mr. Michael Curtis
                           26421 Pebble Creek
                           Lake Forest, California 92630

If to the Purchaser:       STAAR Surgical Company
                           1911 Walker Avenue
                           Monrovia, California 91016
                           Attn: Chief Financial Officer
with a copy to:           Pollet Law
                          10900 Wilshire Boulevard, Suite 500
                          Los Angeles, California 90024
                          Attn.: Andrew F. Pollet, Esq.


If to the Escrow Agent:   Pollet Law
                          10900 Wilshire Boulevard, Suite 500
                          Los Angeles, California 90024
                          Attn.: Andrew F. Pollet, Esq.

or to such other address as the addressee may hereafter designate by written notice to the other parties.

     9.   Waivers.  No waivers by any party hereto of any condition or of any
          -------
breach of any provision of this Agreement shall be effective, unless in writing signed by the party waiving compliance.

     10.  Amendments.  This Agreement may be amended only with the written
          ----------
consent of the Purchaser, the Shareholders and the Escrow Agent.

     11.  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the internal laws of the State of California, without regard to its conflict of laws provisions.

     12.  Headings.  The section headings herein are inserted for convenience of
          --------
reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     13.  Entire Agreement.  This Agreement constitutes the entire agreement
          ----------------
between the parties hereto as to the subject matter hereof and supersedes all prior agreements and understandings relating thereto.

     14.  Severability.  If any term or provision of this Agreement or the
          ------------
application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

     15.  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     16.  Successors and Assignment.  This Agreement shall be enforceable by,
          -------------------------
and shall inure to the benefit of and be binding upon, the parties hereto and their respective successors, assigns, and representatives. No party may assign any of its rights or obligations hereunder without the prior written consent of all parties hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed under seal as of the date first above written.

                                 STAAR Surgical Company



                                 By____________________________________
                                   Its:



                                 ________________________________________
                                 Alex Urich



                                 ________________________________________
                                 Michael Curtis

                                 Pollet Law



                                 By:_____________________________________
                                    Its:

                                  EXHIBIT "2"

                            SHAREHOLDERS AGREEMENT

                             SHAREHOLDERS AGREEMENT
                             ----------------------

          The parties to this Shareholders Agreement (this "Agreement") made this 3rd day of December, 1999 are Circuit Tree Medical, Inc., a California corporation (the "Company"), Alex Urich and Michael Curtis (collectively, the "Founders"), and STAAR Surgical Company, a Delaware corporation ("STAAR").

          As used herein, the term "Shareholders" refers collectively to the Founders and STAAR.

          Simultaneously with the execution and delivery of this Agreement, STAAR is purchasing from the Founders eighty percent (80%) of the issued and outstanding common stock of the Company.

          The parties wish to provide for certain matters regarding the transfer of the Company's issued and outstanding common stock and the governance of the Company. Accordingly, intending to be legally bound by the terms of this Agreement, the parties agree as follows:

          1.    Restriction on Transfer of Shares
                ---------------------------------

          1.1.  Transfers to be Made Only as Permitted by this Agreement.  No
                --------------------------------------------------------
Founder may transfer any Shares (as defined in Section 6.1) acquired on, before or after the date of this Agreement, except to his spouse, children, parents or grandchildren or a trust for the benefit of any of the foregoing (a "Permitted Transferee") or as specifically required or permitted by this Agreement, and any purported transfer in any other manner shall be void. In addition, no Permitted Transferee may transfer any Shares, except as specifically required or permitted by this Agreement, and any purported transfer in any other manner shall be void. No transfer may be made to a Permitted Transferee unless the Permitted Transferee (or his or her custodian or guardian) executes and delivers a written agreement, in form and substance satisfactory to the Company, agreeing to be bound by the provisions of this Agreement, and thereupon such Permitted Transferee shall be deemed a "Shareholder" for all purposes of this Agreement. STAAR may transfer its Shares without any restriction whatsoever, other than compliance with Section 3.1 of this Agreement, compliance with applicable securities laws and the requirement that the transferee agree to be bound by the terms of this Agreement, subject to the same rights and obligations as STAAR. Any person to whom STAAR transfers its Shares under this Agreement shall be deemed a "Shareholder" for all purposes. The Company shall not issue any shares of common stock (including upon exercise of options issued by the Company) unless the person to whom such shares are issued executes and delivers a written agreement, in form and substance satisfactory to STAAR, agreeing to be bound by the provisions of this Agreement as a Shareholder.

          1.2.  Legend on Certificates.  Each certificate representing Shares
                ----------------------
from time to time owned by the Shareholders shall bear a legend substantially as follows:

                "Transfer of the shares represented by this certificate is restricted by a Shareholders Agreement dated as of December 3,

          1999, as the same may be amended, a copy of which is on file at the office of the Corporation."

               "The shares represented by this certificate have not been registered under the Securities Act of 1933, and may not be sold, pledged, hypothecated or otherwise transferred or offered for sale unless a registration statement has become and is then effective with respect to such shares or a written opinion that the proposed sale or transfer is exempt from registration under the Act has been rendered by counsel for the Company."

          2.   Purchase and Sale of Shares.
               ---------------------------

          2.1. Purchase Upon Termination of Employment of Founder.
               --------------------------------------------------

          (a) If the employment of a Founder is terminated for any reason, including his death, retirement, termination by the Company of his employment with or without cause (as hereinafter defined), resignation or disability (as hereinafter defined), then the Company shall have the option (exercisable by notice given to such Founder (or his personal representative) within the 90-day period (the "Option Period") following the termination of employment of the Founder) to purchase all, but not less than all, of his, and his Permitted Transferees, Shares. The purchase price for the Shares purchased pursuant to this Section 2.1(a) shall be determined by (i) the agreement of the Founder (or his personal representative) and STAAR or (ii) if for any reason they do not reach an agreement, using the following formula: (x) if a Founder's employment terminates at any time prior to December 3, 2000, the per share value of such Founder's Shares shall be determined by multiplying $3,000,000 times 120% and dividing the product by the number of all Shares issued and outstanding; (y) if a Founder's employment terminates during the period from December 3, 2000 through December 2, 2004, the per share value of such Founder's Shares shall be determined by multiplying $3,000,000 times 150% and dividing the product by the number of all Shares issued and outstanding; and (z) if a Founder's employment terminates at any time after December 2, 2004, the per share value of such Founder's Shares shall be determined in good faith by the Company's board of directors.

          (b) If, for any reason, the Company does not exercise its option pursuant to Section 2.1(a) with respect to any applicable Shares, STAAR shall have the option (exercisable by notice to the Founder (or his personal representative) given at any time within 90 days following expiration of the Option Period) to purchase those Shares on the terms and conditions set forth in
Section 2.1(a).

          2.2. Right of First Refusal.  If any Founder (or his personal
               ----------------------
representative) or Permitted Transferee (an "Offeree") receives from an unrelated third party a bona fide offer to purchase for cash any of the
                        ---- ----
Offeree's Shares and the Offeree wishes to accept the offer, the Offeree shall give notice of the offer to the Company and to STAAR (setting forth the name and address of the third party, the proposed purchase price and the other terms and conditions of the offer), and the Company shall have the option (exercisable by notice to the Offeree given within sixty (60) days after receipt of notice of the offer) to purchase all (but not fewer than all) of the Offeree's Shares at the same price. If the Company does not exercise its option with respect to all the Shares covered by the third party offer, STAAR shall be entitled to purchase all (but not fewer than all) such remaining Offeree's Shares at the same price. If neither the Company nor STAAR exercise their option with respect to all the Shares covered by the third party offer, then the Offeree (or his or her personal representative) may, within sixty (60) days after termination of the Company's option, transfer all (but not fewer than all) of his Shares to the third party upon the terms and conditions of the original offer (but, if the Shares are not transferred within that 60-day period, they shall again be subject to this Agreement); no such transfer may be made, however, unless the third party executes and delivers to the Company a written agreement, in form and substance satisfactory to the Company, agreeing to be bound by the provisions of this Agreement.

          2.3.  Closing.  The closing of any purchase of Shares under this
                -------
Section 2 shall be held at a place and date specified by the purchaser of such Shares, but not more than sixty (60) days after the exercise by the Company or other purchaser of its option under this Section 2. At the closing, each Founder (or his personal representative) or Permitted Transferee shall deliver to the Company a certificate or certificates for the Shares being sold, duly endorsed in blank and with all stock transfer stamps attached, and the Company or other purchaser shall pay the purchase price for the Shares being purchased (net of withholding taxes, if any). The purchase price shall be payable in cash by the Company or other purchaser. If a Founder's personal representative is selling the Shares, he shall deliver to the Company at the closing all applicable estate tax waivers.

          2.4   Insufficient Surplus. If, at any time the Company is required to
                --------------------
make any payment for any Shares purchased by it under this Section 2, and such payment is not legally permitted by applicable law, the entire amount legally permitted by applicable law shall be applied to the payment (and the Company shall promptly take all action, if any, that may be permitted by law in order to permit the payment to be made in full). To the extent that any such required payment would violate such law, then the payment shall be postponed until permitted and the amount of any postponed payment shall bear interest on the unpaid balance from time to time outstanding at eight percent (8%) per annum.

          3.    Other Rights.
                ------------

          3.1.  Transfer of Shares by STAAR.  If STAAR desires to sell any of
                ---------------------------
its Shares pursuant to an arm's length, bona fide transaction with a third
                                        ---- ----
party, (which shall not include a transfer to any subsidiary or affiliate of STAAR), then the Founders shall sell, and STAAR shall purchase, prior to any such sale of its Shares, the Shares belonging to the Founders. The purchase price for the Shares purchased pursuant to this Section 3.1(a) shall be determined by (i) the agreement of the Founders and STAAR or (ii) if for any reason they do not reach an agreement, using the following formula: (x) if the sale of STAAR's Shares closes at any time prior to December 3, 2000, the per share value of each Founder's Shares shall be determined by multiplying $3,000,000 times 120% and dividing the product by the number of all Shares issued and outstanding; (y) if the sale of STAAR's Shares closes during the period from December 3, 2000 through December 2, 2004, the per share value of each Founder's Shares shall be determined by multiplying $3,000,000 times 150% and dividing the product by the number of all Shares issued and outstanding; and
(z) if the sale of STAAR's Shares closes at any time after

December 2, 2004, the per share value of each Founder's Shares shall be identical to the per share price to be received by STAAR for its Shares.

          3.2.  Rights to Purchase Additional Shares.  If at any time the
                ------------------------------------
Company proposes to issue any Shares or other securities (other than debt securities with no equity feature) to any person, each Shareholder shall have the right to purchase, upon the same terms, a number of those Shares or other securities (but not less than such number) in the proportion that the number of Shares of Common Stock beneficially owned by such Shareholder bears to the total number of the Company's Shares of Common Stock outstanding immediately prior to such issuance. The Company shall give notice (the "Share Purchase Notice") to the Shareholders setting forth the identity of the person to whom it proposes to issue Shares or other securities and the time, which shall not be fewer than thirty (30) days, within which and the terms and conditions upon which the Shareholders may purchase the Shares or other securities, which shall be the same terms and conditions upon which the person to whom the proposed issuance is to be made may purchase the Shares or other securities. Within twenty (20) days after the giving of the Share Purchase Notice, each Shareholder shall give irrevocable notice of his or its decision to exercise the option under this
Section 3.2.

          3.3.  Agreement to Vote Shares.  If STAAR proposes that the Company
                ------------------------
sell, convey, lease or exchange all or substantially all of its assets in an arm's length, bona fide transaction with a third party or engage in a merger,
              ---- ----
business combination or other transaction with substantially the same effect, then the Founders (and any other shareholders bound by this Agreement) shall vote their Shares in favor of the transaction, and take such other actions as are reasonably requested by STAAR to enable the Company to consummate such transaction. If any Founder fails or refuses to vote his Shares as required by this Section 3.3, each other Shareholder (other than the failing or refusing Founder) shall have an irrevocable proxy during the term of this Agreement, exercisable by any one of them singly, coupled with an interest, so as to vote those Shares in accordance with this Section 3.3, and each Shareholder hereby grants to each other Shareholder such irrevocable proxy. To the extent permitted by law, each Shareholder waives any right to appraisal under California law in connection with any transaction approved in accordance with this Section 3.3.

          4.    Directors.
                ---------

          4.1.  Election and Removal of Directors Generally
                -------------------------------------------

          (a) The Shareholders shall vote all their Shares to establish and maintain a board of directors elected in accordance with this Agreement. The Founders shall be entitled to nominate one (1) director (collectively, "Founder Director") and STAAR shall be entitled to nominate two (2) directors (the "STAAR Directors"). The Shareholders shall vote all of their Shares to elect the individuals so nominated to be directors. If the Shareholder or Shareholders that nominated a director give written notice to the other Shareholders that the Shareholder or Shareholders wish to remove their or its director, the Shareholders shall vote all of their Shares in favor of removing that director. If for any reason any director ceases to hold office, the Shareholder or Shareholders that nominated that director shall promptly nominate an individual to fill the vacancy so created for the unexpired term and the Shareholders shall vote all of their Shares for the individual nominated to fill the vacancy.

          4.2.  Current Directors.  Effective upon the execution and delivery of
                -----------------
this Agreement, the directors initially shall consist of Alex Urich, John R. Wolf and William C. Huddleston. For purposes of Section 4.1 of this Agreement, Alex Urich shall be deemed to be the Founder Director, and William C. Huddleston and John R. Wolf shall be deemed to be the STAAR Directors.

          4.3.  Board of Director Meetings.  The Company shall use its best
                --------------------------
efforts to ensure that meetings of its Board of Directors are held at least four times each year and at least once each quarter.

          5.    Company Financial Information.
                -----------------------------

          5.1.  Annual Financial Statements and Budgets.  The Company shall
                ---------------------------------------
maintain a standard system of accounting in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") and shall make and keep books, records and accounts that, in reasonable detail, accurately and fairly reflect its transactions. The Company shall deliver to each Shareholder the following:

                (a) As soon as available, and in any event within 120 days after the end of each fiscal year of the Company commencing with December 31, 1999, an audited consolidated balance sheet, and related statements of operations and cash flows of the Company as of the end of such year; and

                (b) As soon as available, but in any event prior to commencement of each new fiscal year, a business plan and projected financial statements for such fiscal year.

          5.2.  Monthly Financial Statements and Budgets.  The Company shall
                ----------------------------------------
deliver to the Shareholders:

          (a) Within thirty (30) days after the end of each month, an unaudited consolidated statement of operations and cash flows for such month and the current fiscal year to date and an unaudited consolidated balance sheet as of the end of each such month, setting forth in comparative form the figures for the corresponding periods of the previous fiscal year and the Company's projected financial statements for the current fiscal year and showing deviations from budget;

          (b) Promptly upon receipt, copies of all management letters from accountants and all certificates prepared by or for the Company as to compliance, defaults, material adverse changes, material litigation or similar matters, but only to the extent that the delivery thereof would not result in the loss of any generally recognizable privilege otherwise applicable thereto (provided, however, that nothing herein shall preclude disclosure of such
 --------  -------
letters and certificates to any members of the Company's board of directors);
and

          (c) Upon written request, the Company shall also furnish, with reasonable promptness, such other information relating to the financial condition, business prospects or corporate affairs of the Company as any Shareholder may from time to time reasonably request.

          5.3.  Inspection.  The Company shall permit the Shareholders, or their
                ----------
agents, at their own expense, to visit and inspect the Company's properties, to examine the Company's books of account and records, and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by any such Shareholder; provided, however, that the Company
                                             --------  -------
shall not be obligated pursuant to this Agreement to provide any information that it reasonably considers to be a trade secret or to contain confidential data unless the Shareholder shall have executed and delivered to the Company a confidentiality agreement in a form reasonably acceptable to the Company.

          6.    Miscellaneous
                -------------

          6.1.  Definitions.  As used in this Agreement:
                -----------

                (a) "affiliate" means a person or entity that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, a Shareholder;

                (b) "personal representative" means the executor or executors or the administrator or administrators of the estate of a deceased Founder;

                (c) "Shares" means the shares of all classes and series of the capital stock of the Company owned by the Shareholders, irrespective of the time and manner of acquisition; and

                (d) "transfer" means the making of any sale, exchange, assignment of gift, the creation of any security interest or other encumbrance, or any other transfer or disposition, whether voluntary or involuntary (including, but not limited to, by levy of execution or seizure under legal process or by operation of law), affecting title to, or the right to possession of, any Shares in the Company.

          6.2.  Notice of Appointment of Personal Representative.  The personal
                ------------------------------------------------
representative of a deceased Founder shall give prompt notice of his or her appointment, setting forth the address to which notices under this Agreement shall be given to the personal representative.

          6.3.  Construction. As used in this Agreement, unless the context
                ------------
otherwise requires: (i) references to "Section" are to a section of this Agreement; (ii) all "Exhibits" referred to in this Agreement are to Exhibits attached to this Agreement and are incorporated into this Agreement by reference and made a part of this Agreement; (iii) "include", "includes" and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import; (iv) the headings of the various sections and other subdivisions of this Agreement are for convenience of reference only and shall not modify, define or limit any of the terms or provisions of this Agreement; and (v) "knowledge" of a person means the actual knowledge of such person and the knowledge that a prudent individual could be expected to discover or otherwise become aware of in the course of conducting a reasonably comprehensive investigation concerning the existence of the matters addressed.

          6.4.  Remedies.  The parties will be irreparably damaged if this
                --------
Agreement is not specifically enforced. If any dispute arises concerning any transfer or other disposition of Shares under this Agreement, an injunction may be issued restraining the transfer or other disposition, pending the determination of the controversy, without any bond or other security being required. If any dispute arises concerning the right or obligation to purchase or sell or vote any Shares under this Agreement, the right or obligation shall be specifically enforceable in a court of competent jurisdiction upon application or petition by the Company or any Shareholder.

          6.5.  Governing Law.  This Agreement shall be governed by and
                -------------
construed in accordance with the laws of the State of California applicable to agreements made and to be performed in California.

          6.6.  Assignment.  This Agreement shall not be assignable except as
                ----------
expressly provided herein, and shall be binding upon and inure to the benefit of the respective successors and assigns of the Company and the respective successors, permitted assigns, heirs and legal representatives of the Shareholders.

          6.7.  Severability.  If any provision of this Agreement, or the
                ------------
application of any provision to any person or circumstance, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and the application of that provision to other persons or circumstances shall not be affected but shall be enforced to the full extent permitted by law.

          6.8.  Waivers.  The failure of a party to insist upon strict adherence
                -------
to any terms of this Agreement on any occasion shall not be considered a waiver, or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

          6.9.  Notices.  Any notices or other communications required under
                -------
this Agreement shall be in writing, shall be deemed to have been given when delivered in person, by telex or telecopier, when delivered to a recognized next business day courier, or, if made, when deposited in the United States mail, first class, registered or certified, return receipt requested, with proper postage prepaid, addressed as follows or to such other address as notice shall have been given pursuant hereto:

     If to the Founders, to:

                Mr. Alex Urich
                27402 Via Caudaloso
                Mission Viejo, California 92691

                Mr. Michael Curtis
                26421 Pebble Creek
                Lake Forest, California 92630

     If to STAAR to:

                STAAR Surgical Company
                1911 Walker Avenue
                Monrovia, California 91016
                Attn: Chief Financial Officer

with a copy to:

                Pollet Law
                10900 Wilshire Boulevard, Suite 500
                Los Angeles, California 90024
                Attn.: Andrew F. Pollet, Esq.

          6.10.  Counterparts.  This Agreement may be executed in two or more
                 ------------
counterparts, each of which shall constitute an original, but all of which together shall constitute but a single instrument.

          6.11.  No Rights of Employment. Nothing in this Agreement shall confer
                 -----------------------
on any Founder any right to be employed by the Company or to perform services for the Company or to interfere in any way with the right of the Company to terminate the Founder's employment or services or to give the Founder any claim against the Company in respect of any such termination.


          6.12.  Complete Agreement; Modification and Termination. This
                 ------------------------------------------------
Agreement contains a complete statement of all the arrangements among the parties with respect to its subject matter, supersedes all existing agreements among them concerning that subject matter and may be modified, waived or terminated only by a written instrument signed by the parties to it; provided,
                                                                     --------
however, that any Shareholder may agree, in a written instrument signed by that
-------
Shareholder, to waive the benefits of any provision of this Agreement applicable to that Shareholder without requiring the consent of any other party. This Agreement shall terminate on the earlier of the twenty-fifth (25/th/) anniversary of the date of this Agreement or the dissolution of the Company.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed on the date and year first above written.

                    THE COMPANY:                 CIRCUIT TREE MEDICAL, INC.
                    -----------

                                                 By:___________________________
                                                 Name:_________________________
                                                 Title:________________________

                                    STAAR:     STAAR SURGICAL COMPANY
                                    -----

                                               By:___________________________
                                               Name:_________________________
                                               Title:________________________

                                 FOUNDERS:
                                 --------
                                               ______________________________
                                               Name:  Alex Urich

                                               ______________________________
                                               Name:  Michael Curtis

                                 EXHIBIT "3-A"

                          URICH EMPLOYMENT AGREEMENT

                             EMPLOYMENT AGREEMENT

          This EMPLOYMENT AGREEMENT ("Agreement"), which is dated as of December 3, 1999, is made by and between CIRCUIT TREE MEDICAL, INC., a California corporation, located at 23322 Madero Road, Suite F, Mission Viejo, California 92691 and hereinafter referred to as "Company", and ALEX URICH, whose address is 27402 Via Caudaloso, Mission Viejo, California 92691, hereinafter referred to as "Employee", based upon the following:

                                   RECITALS
                                   --------

          WHEREAS, Company wishes to retain the services of Employee as its President and Employee wishes to render services to Company in that capacity;

          WHEREAS, Company and Employee wish to set forth in this Agreement the duties and responsibilities that Employee has agreed to undertake on behalf of Company;

          WHEREAS, Company and Employee intend that this Agreement will supersede and replace any and all other employment agreements or arrangements for employment entered into by and between Company and Employee and that, upon execution of this Agreement, any such employment agreements or arrangements shall have no further force or effect.

          THEREFORE, in consideration of the foregoing and of the mutual promises contained in this Agreement, Company and Employee (who are sometimes individually referred to as a "party" and collectively referred to as the "parties") agree as follows:

                                   AGREEMENT
                                   ---------

     1.   SPECIFIED PERIOD.
          ----------------

          Company hereby employs Employee pursuant to the terms of this Agreement and Employee hereby accepts employment with Company pursuant to the terms of this Agreement for the period beginning on the execution date of this Agreement and ending on December 2, 2004 (the "Term").

     2.   GENERAL DUTIES.
          --------------

          Employee shall report to Company's Board of Directors (the "Board"). Employee shall devote his entire productive time, ability, and attention to Company's business during the term of this Agreement. In his capacity as President, Employee shall do and perform all services, acts, or things necessary or advisable to discharge his duties under this Agreement, including, but not limited to, those duties and responsibilities included in the Position Description attached to this Agreement as Exhibit "A" and made a part of it. Employee shall perform such other duties which may, from time to time, be prescribed by the Company through its Board. Furthermore, Employee agrees to cooperate with and work to the best of his ability with Company's management team, which includes the Board and the officers and other employees, to continually improve Company's reputation in its industry for quality products and performance.

     3.   COMPENSATION.
          ------------

          (a)  Salary. During the term of this Agreement, Company shall pay to
               ------
Employee a base salary of One Hundred Thousand Dollars ($100,000) per year.

          (b)  Bonus. Employee and the Board shall meet no later than 90 days
               -----
from the start of Company's fiscal year to establish performance standards and goals to be met by Employee, which standards and goals shall be based upon earnings, cash flows, EBITDA and other objectives that are mutually agreed to by Employee and the Board. Company shall pay to Employee, no later than thirty (30) days after the completion of the fiscal year, a cash bonus (the "Annual Bonus") in an amount that shall not be less than Fifty Thousand Dollars ($50,000) for each year in which the performance standards and goals are met or exceeded by Employee. Nothing in this section shall prevent Employee and the Board from mutually agreeing to an alternative computation of the Annual Bonus, which may be implemented and paid to Employee in place of the Annual Bonus described herein. The Annual Bonus shall be subject to any applicable tax withholdings and/or employee deductions.

          (c)  Employee Benefit Plans. Employee shall be entitled, during the
               ----------------------
specified period of this Agreement, to participate equally with other employees of a similar rank in any retirement, pension, profit-sharing, health insurance, or other plans which may now be in effect or which may be adopted by Company. The benefit plans shall be with such underwriters and shall contain such provisions as Company, in its sole discretion, may determine from time to time. Company may delete benefits and otherwise amend and change the type of benefits it provides in its sole discretion. During the Term, Company shall pay the cost of group health insurance coverage, through Company's group health insurer, for Employee, Employee's spouse, and Employee's children.

     4.   REIMBURSEMENT OF BUSINESS EXPENSES.
          ----------------------------------

          (a)  Reimbursement for Ordinary Expenses. Company shall promptly
               -----------------------------------
reimburse Employee for all reasonable business expenses incurred by Employee in connection with the business of Company. However, each such expenditure shall be reimbursable only if Employee furnishes to Company adequate records and other documentary evidence required by federal and state statutes and regulations issued by the appropriate taxing authorities for the substantiation of each such expenditure as an income tax deduction.

          (b)  Reimbursement for Extraordinary Expenses. Any single business
               ----------------------------------------
expense with a cost in excess of Ten Thousand Dollars ($10,000) which is not included in Company's budget as approved by the Board shall be deemed to be an extraordinary business expense. Employee shall not incur any extraordinary business expense unless the expense has been approved by the Board. If Employee fails to obtain the approval of the Board, Company may refuse to reimburse Employee for that expense.

          (c)  Automobile Allowance and Insurance. Company shall pay to Employee
               ----------------------------------
the sum of Five Hundred Dollars ($500) per month toward the cost of an automobile. Payment of the aforesaid allowance shall be subject to any applicable tax withholdings and/or employee deductions. Company shall also pay the costs of insuring Employee as the driver of the automobile through an insurer to be agreed upon by Employee and Company. Employee shall be responsible for all income taxes imposed by reason of the automobile allowance and insurance.

     5.   ANNUAL VACATION/SICK LEAVE.
          --------------------------

          Employee shall be entitled to thirty (30) days of vacation time in addition to holiday time and sick leave in accordance with Company's general policy for its employees.

     6.   PERSONAL CONDUCT.
          ----------------

          Employee agrees promptly and faithfully to comply with all present and future policies, requirements, directions, requests and rules and regulations of Company in connection with Company's business. Employee further agrees to conform to all laws and regulations and not at any time to commit any act or become involved in any situation or occurrence tending to bring Company into public scandal, ridicule or which will reflect unfavorably on the reputation of Company.

     7.   TERMINATION FOR CAUSE.
          ---------------------

          Company reserves the right to declare Employee in default of this Agreement if Employee willfully breaches or habitually neglects the duties which he is required to perform under the terms of this Agreement, or if Employee commits such acts of dishonesty, fraud, misrepresentation, gross negligence or willful misconduct as would prevent the effective performance of his duties or which results in material harm to Company or its business. Upon such termination the obligations of Employee and Company under this Agreement shall immediately cease. Such termination shall be without prejudice to any other remedy to which Company may be entitled either at law, in equity, or under this Agreement. If Employee's employment is terminated pursuant to this paragraph, Company shall pay to Employee, upon such termination or as soon thereafter as they may be computed, any amounts earned but unpaid up to the termination date pursuant to paragraph 3(a) and any declared by unpaid Annual Bonus. All other rights Employee has under any benefit or stock option plans and programs shall be determined in accordance with the terms and conditions of such plans and programs.

     8.   TERMINATION WITHOUT CAUSE.
          -------------------------

          (a)  Death. Employee's employment shall terminate upon the death of
               -----
Employee. Upon such termination, the obligations of Employee and Company under this Agreement shall immediately cease. In the event of a termination pursuant to this paragraph, Employee shall be entitled to receive any amounts earned but unpaid up to the termination date pursuant to paragraph 3(a) and any declared but unpaid Annual Bonus. All other rights Employee has under any benefit or stock option plans and programs shall be determined in accordance with the terms and conditions of such plans and programs.

          (b)  Disability. Company reserves the right to terminate Employee's
               ----------
employment upon ten (10) days written notice if, for a period of sixty (60) days, Employee is prevented from discharging his duties under this Agreement due to any physical or mental disability. With the exception of the covenants included in paragraph 3 above, upon such termination the obligations of Employee and Company under this Agreement shall immediately cease. In the event of a termination pursuant to this paragraph, Employee shall be entitled to receive any amounts earned but unpaid up to the termination date pursuant to paragraph 3(a) and any declared but unpaid Annual Bonus. All other rights Employee has under any benefit or stock option plans and programs shall be determined in accordance with the terms and conditions of such plans and programs.

          (c)  Election By Employee. Employee's employment may be terminated at
               --------------------
any time by Employee upon not less than one hundred eighty (180) days written notice by Employee. With the exception of the covenants included in paragraph 3 above, upon such termination the obligations of Employee and Company under this Agreement shall immediately cease. In the event of a termination pursuant to this paragraph, Employee shall be entitled to receive any amounts earned but unpaid up to the termination date pursuant to paragraph 3(a) and any declared but unpaid Annual Bonus. All other rights Employee has under any benefit or stock option plans and programs shall be determined in accordance with the terms and conditions of such plans and programs.

          (d)  Election By Company. Company may terminate Employee's employment
               -------------------
upon not less than thirty (30) days written notice by Company to Employee. With the exception of the covenants included in paragraph 3 above, upon such termination the obligations of Employee and Company under this Agreement shall immediately cease. In the event of a termination pursuant to this paragraph, Employee shall be entitled to receive (i) any amounts earned but unpaid up to the termination date pursuant to paragraph 3(a) and any declared but unpaid Annual Bonus, and (ii) compensation equal to the balance of the Employee's unpaid base salary only (as set forth in paragraph 3(a)) through the expiration date of the term, payable in accordance with Company's payroll procedures as if Employee's employment by Company had continued until the expiration of the term. All other rights Employee has under any benefit or stock option plans and programs shall be determined in accordance with the terms and conditions of such plans and programs.

     9.   MISCELLANEOUS.
          -------------

          (a)  Preparation of Agreement. It is acknowledged by each party that
               ------------------------
such party either had separate and independent advice of counsel or the opportunity to avail itself or himself of same. In light of these facts it is acknowledged that no party shall be construed to be solely responsible for the drafting hereof, and therefore any ambiguity shall not be construed against any party as the alleged draftsman of this Agreement.

          (b)  Cooperation. Each party agrees, without further consideration, to
               -----------
cooperate and diligently perform any further acts, deeds and things and to execute and deliver any documents that may from time to time be reasonably necessary or otherwise reasonably required to consummate, evidence, confirm and/or carry out the intent and provisions of this Agreement, all without undue delay or expense.

          (c)  Interpretation.
               --------------

               (i)  Entire Agreement/No Collateral Representations. Each party
                    ----------------------------------------------
expressly acknowledges and agrees that this Agreement, including all exhibits attached hereto: (1) is the final, complete and exclusive statement of the agreement of the parties with respect to the subject matter hereof; (2) supersedes any prior or contemporaneous agreements, promises, assurances, guarantees, representations, understandings, conduct, proposals, conditions, commitments, acts, course of dealing, warranties, interpretations or terms of any kind, oral or written (collectively and severally, the "Prior Agreements"), and that any such prior agreements are of no force or effect except as expressly set forth herein; and (3) may not be varied, supplemented or contradicted by evidence of Prior Agreements, or by evidence of subsequent oral agreements. Any agreement hereafter made shall be ineffective to modify, supplement or discharge the terms of this Agreement, in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement of the modification or supplement is sought.

               (ii)   Waiver. No breach of any agreement or provision herein
                      ------
contained, or of any obligation under this Agreement, may be waived, nor shall any extension of time for performance of any obligations or acts be deemed an extension of time for performance of any other obligations or acts contained herein, except by written instrument signed by the party to be charged or as otherwise expressly authorized herein. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or a waiver or relinquishment of any other agreement or provision or right or power herein contained.

               (iii)  Remedies Cumulative. The remedies of each party under this
                      -------------------
Agreement are cumulative and shall not exclude any other remedies to which such party may be lawfully entitled.

               (iv)   Severability. If any term or provision of this Agreement
                      ------------
or the application thereof to any person or circumstance shall, to any extent, be determined to be invalid, illegal or unenforceable under present or future laws effective during the term of this Agreement, then and, in that event: (A) the performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated into this Agreement, and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and be legal, valid and enforceable, and (B) the remaining part of this Agreement (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable) shall not be affected thereby and shall continue in full force and effect to the fullest extent provided by law.

               (v)    No Third Party Beneficiary. Notwithstanding anything else
                      --------------------------
herein to the contrary, the parties specifically disavow any desire or intention to create any third party beneficiary obligations, and specifically declare that no person or entity, other than as set forth in this Agreement, shall have any rights hereunder or any right of enforcement hereof.

               (vi)   Headings; References; Incorporation; Gender. The headings
                      -------------------------------------------
used in this Agreement are for convenience and reference purposes only, and shall not be used in construing or interpreting the scope or intent of this Agreement or any provision hereof. References to this Agreement shall include all amendments or renewals thereof. Any exhibit referenced in this Agreement shall be construed to be incorporated in this Agreement. As used in this Agreement, each gender shall be deemed to include the other gender, including neutral genders or genders appropriate for entities, if applicable, and the singular shall be deemed to include the plural, and vice versa, as the context requires.

          (d)  Enforcement.
               -----------

               (i)    Applicable Law. This Agreement and the rights and remedies
                      --------------
of each party arising out of or relating to this Agreement (including, without limitation, equitable remedies) shall be solely governed by, interpreted under, and construed and enforced in accordance with the laws (without regard to the conflicts of law principles thereof) of the State of California, as if this agreement were made, and as if its obligations are to be performed, wholly within the State of California.

               (ii)   Consent to Jurisdiction; Service of Process. Any action or
                      -------------------------------------------
proceeding arising out of or relating to this Agreement shall be filed in and heard and litigated solely before the state courts of California located within the County of Los Angeles. Each party generally and unconditionally accepts the exclusive jurisdiction of such courts and to venue therein, consents to the service of process in any such action or proceeding by certified or registered mailing of the summons and complaint in accordance with the notice provisions of this Agreement, and waives any defense or right to object to venue in said courts based upon the doctrine of "Forum Non Conveniens". Each party irrevocably agrees to be bound by any judgement rendered thereby in connection with this Agreement.

               (iii)  Waiver of Right to Jury Trial. Each party hereby waives
                      -----------------------------
such party's respective right to a jury trial of any claim or cause of action based upon or arising out of this Agreement. Each party acknowledges that this waiver is a material inducement to each other party hereto to enter into the transaction contemplated hereby, that each other party has already relied upon this waiver in entering into this Agreement, and that each other party will continue to rely on this waiver in their future dealings. Each party warrants and represents that such party has reviewed this waiver with such party's legal counsel, and that such party has knowingly and voluntarily waived its jury trial rights following consultation with legal counsel.

               (iv)   Attorneys' Fees and Costs. If any party institutes or
                      -------------------------
should the parties otherwise become a party to any action or proceeding based upon or arising out of this Agreement including, without limitation, to enforce or interpret this Agreement or any provision hereof, or for damages by reason of any alleged breach of this Agreement, or for a declaration of rights in connection herewith, or for any other relief, including equitable relief, in connection herewith, the prevailing party in any such action or proceeding shall be entitled to receive from the non-prevailing party as a cost of suit all costs and expenses of prosecuting or defending the action or proceeding, including, without limitation, reasonable attorneys' fees.

          (e)  No Assignment of Rights or Delegation of Duties by Employee.
               -----------------------------------------------------------
Employee's rights and benefits under this Agreement are personal to him and therefore (i) no such right or benefit shall be subject to voluntary or involuntary alienation, assignment or transfer; and (ii) Employee may not delegate his duties or obligations hereunder.

          (f)  Notices. Unless otherwise specifically provided in this
               -------
Agreement, all notices, demands, requests, consents, approvals or other communications (collectively and severally called "Notices") required or permitted to be given hereunder, or which are given with respect to this Agreement, shall be in writing, and shall be given by: (A) personal delivery (which form of Notice shall be deemed to have been given upon delivery), (B) by telegraph or by private airborne/overnight delivery service (which forms of Notice shall be deemed to have been given upon confirmed delivery by the delivery agency), (C) by electronic or facsimile or telephonic transmission, provided the receiving party has a compatible device or confirms receipt thereof (which forms of Notice shall be deemed delivered upon confirmed transmission or confirmation of receipt), or (D) by mailing in the United States mail by registered or certified mail, return receipt requested, postage prepaid (which forms of Notice shall be deemed to have been given upon the fifth {5th} business day following the date mailed). Each party, and their respective counsel, hereby agree that if Notice is to be given hereunder by such party's counsel, such counsel may communicate directly with all principals, as required to comply with the foregoing notice provisions. Notices shall be addressed to the address hereinabove set forth in the introductory paragraph of this Agreement, or to such other address as the receiving party shall have specified most recently by like Notice, with a copy to the other parties hereto. Any Notice given to the estate of a party shall be sufficient if addressed to the party as provided in this subparagraph.

          (g)  Counterparts. This Agreement may be executed in counterparts,
               ------------
each of which shall be deemed an original, and all of which together shall constitute one and the same instrument, binding on all parties hereto. Any signature page of this Agreement may be detached from any counterpart of this Agreement and reattached to any other counterpart of this Agreement identical in form hereto by having attached to it one or more additional signature pages.

          (h)  Execution by All Parties Required to be Binding; Electronically
               ---------------------------------------------------------------
Transmitted Documents. This Agreement shall not be construed to be an offer and
---------------------
shall have no force and effect until this Agreement is fully executed by all parties hereto. If a copy or counterpart of this Agreement is originally executed and such copy or counterpart is thereafter transmitted electronically by facsimile or similar device, such facsimile document shall for all purposes be treated as if manually signed by the party whose facsimile signature appears.

     IN WITNESS WHEREOF, the parties have executed this Agreement.

                                      Company:

                                      CIRCUIT TREE MEDICAL, INC.
                                      a California corporation

                                      By:___________________________________

                                      Employee:

                                      ______________________________________
                                      ALEX URICH

                                  EXHIBIT "A"
                             POSITION DESCRIPTION

The Company's President will be responsible for the general supervision, direction, and control over the Company's business and its officers. In this regard, the President will submit for approval to the Board, prior to the first quarter of each year, the following reports for the year:

     (a) A capital budget in respect of each business entity of the Company (and as consolidated);

     (b) Target/sales budgets in respect of each business entity of the Company (and as consolidated);

     (c) Operating budgets in respect of each business entity of the Company (and as consolidated);

     (d) Product development schedule;

     (e) Cash flow statement; and

     (f) Consolidated pro-forma income statement.

The foregoing list may be revised from time-to-time by the Board.

In addition to the above, the President will be responsible for the following:

     (1) determine employee staffing needs; in conjunction with approval by the Board of Directors, hire or terminate management and executive employees and consultants and determine appropriate compensation levels; approve hiring and termination policies and compensation levels for rank and file employees; and conduct employee evaluations for those employees directly supervised by the President on a basis consistent with the Company's policies relating to such evaluations;

     (2) assume primary responsibility for overseeing the preparation of the Company's monthly, quarterly and yearly financial statements;

     (3) in conjunction with review and approval by the Board of Directors, assume primary responsibility for overseeing the marketing of the Company's products and for guiding the development of new products;

     (4) negotiate, review, approve and recommend for approval by the Board of Directors all material contracts necessary for the operation of the Company's business;

     (5) exercise oversight of the Company's general operations; and

     (6) develop and implement, with the approval of the Board of Directors, long-term business and fiscal planning for the Company.

The foregoing list is not meant to be exhaustive. The President will also undertake any further responsibilities which must be discharged in order to assure the smooth-running of the Company's business and shall also perform such other duties which may, from time to time, be prescribed by the Company through its Board.

                                 EXHIBIT "3-B"

                          CURTIS EMPLOYMENT AGREEMENT

                             EMPLOYMENT AGREEMENT

          This EMPLOYMENT AGREEMENT ("Agreement"), which is dated as of December 3, 1999, is made by and between CIRCUIT TREE MEDICAL, INC., a California corporation, located at 23322 Madero Road, Suite F, Mission Viejo, California 92691 and hereinafter referred to as "Company", and MICHAEL CURTIS, whose address is 26421 Pebble Creek, Lake Forest, California 92630, hereinafter referred to as "Employee", based upon the following:

                                   RECITALS
                                   --------

          WHEREAS, Company wishes to retain the services of Employee as its Vice-President and Employee wishes to render services to Company in that capacity;

          WHEREAS, Company and Employee wish to set forth in this Agreement the duties and responsibilities that Employee has agreed to undertake on behalf of Company;

          WHEREAS, Company and Employee intend that this Agreement will supersede and replace any and all other employment agreements or arrangements for employment entered into by and between Company and Employee and that, upon execution of this Agreement, any such employment agreements or arrangements shall have no further force or effect.

          THEREFORE, in consideration of the foregoing and of the mutual promises contained in this Agreement, Company and Employee (who are sometimes individually referred to as a "party" and collectively referred to as the "parties") agree as follows:

                                   AGREEMENT
                                   ---------

     1.   SPECIFIED PERIOD.
          ----------------

          Company hereby employs Employee pursuant to the terms of this Agreement and Employee hereby accepts employment with Company pursuant to the terms of this Agreement for the period beginning on the execution date of this Agreement and ending on December 2, 2004 (the "Term").

     2.   GENERAL DUTIES.
          --------------

          Employee shall report to Company's Board of Directors (the "Board"). Employee shall devote his entire productive time, ability, and attention to Company's business during the term of this Agreement. In his capacity as Vice-President, Employee shall do and perform all services, acts, or things necessary or advisable to discharge his duties under this Agreement, including, but not limited to, those duties and responsibilities included in the Position Description attached to this Agreement as Exhibit "A" and made a part of it. Employee shall perform such other duties which may, from time to time, be prescribed by the Company through its Board. Furthermore, Employee agrees to cooperate with and work to the best of his ability with Company's management team, which includes the Board and the officers and other employees, to continually improve Company's reputation in its industry for quality products and performance.

     3.   COMPENSATION.
          ------------

          (a)  Salary. During the term of this Agreement, Company shall pay to
               ------
Employee a base salary of One Hundred Thousand Dollars ($100,000) per year.

          (b)  Bonus. Employee and the Board shall meet no later than 90 days
               -----
from the start of Company's fiscal year to establish performance standards and goals to be met by Employee, which standards and goals shall be based upon earnings, cash flows, EBITDA and other objectives that are mutually agreed to by Employee and the Board. Company shall pay to Employee, no later than thirty (30) days after the completion of the fiscal year, a cash bonus (the "Annual Bonus") in an amount that shall not be less than Fifty Thousand Dollars ($50,000) for each year in which the performance standards and goals are met or exceeded by Employee. Nothing in this section shall prevent Employee and the Board from mutually agreeing to an alternative computation of the Annual Bonus, which may be implemented and paid to Employee in place of the Annual Bonus described herein. The Annual Bonus shall be subject to any applicable tax withholdings and/or employee deductions.

          (c)  Employee Benefit Plans. Employee shall be entitled, during the
               ----------------------
specified period of this Agreement, to participate equally with other employees of a similar rank in any retirement, pension, profit-sharing, health insurance, or other plans which may now be in effect or which may be adopted by Company. The benefit plans shall be with such underwriters and shall contain such provisions as Company, in its sole discretion, may determine from time to time. Company may delete benefits and otherwise amend and change the type of benefits it provides in its sole discretion. During the Term, Company shall pay the cost of group health insurance coverage, through Company's group health insurer, for Employee, Employee's spouse, and Employee's children.

     4.   REIMBURSEMENT OF BUSINESS EXPENSES.
          ----------------------------------

          (a)  Reimbursement for Ordinary Expenses. Company shall promptly
               -----------------------------------
reimburse Employee for all reasonable business expenses incurred by Employee in connection with the business of Company. However, each such expenditure shall be reimbursable only if Employee furnishes to Company adequate records and other documentary evidence required by federal and state statutes and regulations issued by the appropriate taxing authorities for the substantiation of each such expenditure as an income tax deduction.

          (b)  Reimbursement for Extraordinary Expenses. Any single business
               ----------------------------------------
expense with a cost in excess of Ten Thousand Dollars ($10,000) which is not included in Company's budget as approved by the Board shall be deemed to be an extraordinary business expense. Employee shall not incur any extraordinary business expense unless the expense has been approved by the Board. If Employee fails to obtain the approval of the Board, Company may refuse to reimburse Employee for that expense.

          (c)  Automobile Allowance and Insurance. Company shall pay to Employee
               ----------------------------------
the sum of Five Hundred Dollars ($500) per month toward the cost of an automobile. Payment of the aforesaid allowance shall be subject to any applicable tax withholdings and/or employee deductions. Company shall also pay the costs of insuring Employee as the driver of the automobile through an insurer to be agreed upon by Employee and Company. Employee shall be responsible for all income taxes imposed by reason of the automobile allowance and insurance.

     5.   ANNUAL VACATION/SICK LEAVE.
          --------------------------

          Employee shall be entitled to thirty (30) days of vacation time in addition to holiday time and sick leave in accordance with Company's general policy for its employees.

     6.   PERSONAL CONDUCT.
          ----------------

          Employee agrees promptly and faithfully to comply with all present and future policies, requirements, directions, requests and rules and regulations of Company in connection with Company's business. Employee further agrees to conform to all laws and regulations and not at any time to commit any act or become involved in any situation or occurrence tending to bring Company into public scandal, ridicule or which will reflect unfavorably on the reputation of Company.

     7.   TERMINATION FOR CAUSE.
          ---------------------

          Company reserves the right to declare Employee in default of this Agreement if Employee willfully breaches or habitually neglects the duties which he is required to perform under the terms of this Agreement, or if Employee commits such acts of dishonesty, fraud, misrepresentation, gross negligence or willful misconduct as would prevent the effective performance of his duties or which results in material harm to Company or its business. Upon such termination the obligations of Employee and Company under this Agreement shall immediately cease. Such termination shall be without prejudice to any other remedy to which Company may be entitled either at law, in equity, or under this Agreement. If Employee's employment is terminated pursuant to this paragraph, Company shall pay to Employee, upon such termination or as soon thereafter as they may be computed, any amounts earned but unpaid up to the termination date pursuant to paragraph 3(a) and any declared by unpaid Annual Bonus. All other rights Employee has under any benefit or stock option plans and programs shall be determined in accordance with the terms and conditions of such plans and programs.

     8.   TERMINATION WITHOUT CAUSE.
          -------------------------

          (a)  Death.  Employee's employment shall terminate upon the death of
               -----
Employee. Upon such termination, the obligations of Employee and Company under this Agreement shall immediately cease. In the event of a termination pursuant to this paragraph, Employee shall be entitled to receive any amounts earned but unpaid up to the termination date pursuant to paragraph 3(a) and any declared but unpaid Annual Bonus. All other rights Employee has under any benefit or stock option plans and programs shall be determined in accordance with the terms and conditions of such plans and programs.

          (b)  Disability.  Company reserves the right to terminate Employee's
               ----------
employment upon ten (10) days written notice if, for a period of sixty (60) days, Employee is prevented from discharging his duties under this Agreement due to any physical or mental disability. With the exception of the covenants included in paragraph 3 above, upon such termination the obligations of Employee and Company under this Agreement shall immediately cease. In the event of a termination pursuant to this paragraph, Employee shall be entitled to receive any amounts earned but unpaid up to the termination date pursuant to paragraph 3(a) and any declared but unpaid Annual Bonus. All other rights Employee has under any benefit or stock option plans and programs shall be determined in accordance with the terms and conditions of such plans and programs.

          (c)  Election By Employee.  Employee's employment may be terminated
               --------------------
at any time by Employee upon not less than one hundred eighty (180) days written notice by Employee. With the exception of the covenants included in paragraph 3 above, upon such termination the obligations of Employee and Company under this Agreement shall immediately cease. In the event of a termination pursuant to this paragraph, Employee shall be entitled to receive any amounts earned but unpaid up to the termination date pursuant to paragraph 3(a) and any declared but unpaid Annual Bonus. All other rights Employee has under any benefit or stock option plans and programs shall be determined in accordance with the terms and conditions of such plans and programs.

          (d)  Election By Company.  Company may terminate Employee's
               -------------------
employment upon not less than thirty (30) days written notice by Company to Employee. With the exception of the covenants included in paragraph 3 above, upon such termination the obligations of Employee and Company under this Agreement shall immediately cease. In the event of a termination pursuant to this paragraph, Employee shall be entitled to receive (i) any amounts earned but unpaid up to the termination date pursuant to paragraph 3(a) and any declared but unpaid Annual Bonus, and (ii) compensation equal to the balance of the Employee's unpaid base salary only (as set forth in paragraph 3(a)) through the expiration date of the term, payable in accordance with Company's payroll procedures as if Employee's employment by Company had continued until the expiration of the term. All other rights Employee has under any benefit or stock option plans and programs shall be determined in accordance with the terms and conditions of such plans and programs.

     9.   MISCELLANEOUS.
          -------------

          (a)  Preparation of Agreement.  It is acknowledged by each party that
               ------------------------
such party either had separate and independent advice of counsel or the opportunity to avail itself or himself of same. In light of these facts it is acknowledged that no party shall be construed to be solely responsible for the drafting hereof, and therefore any ambiguity shall not be construed against any party as the alleged draftsman of this Agreement.

          (b)  Cooperation.  Each party agrees, without further consideration,
               -----------
to cooperate and diligently perform any further acts, deeds and things and to execute and deliver any documents that may from time to time be reasonably necessary or otherwise reasonably required to consummate, evidence, confirm and/or carry out the intent and provisions of this Agreement, all without undue delay or expense.

          (c)  Interpretation.
               --------------

               (i)  Entire Agreement/No Collateral Representations.  Each party
                    ----------------------------------------------
expressly acknowledges and agrees that this Agreement, including all exhibits attached hereto: (1) is the final, complete and exclusive statement of the agreement of the parties with respect to the subject matter hereof; (2) supersedes any prior or contemporaneous agreements, promises, assurances, guarantees, representations, understandings, conduct, proposals, conditions, commitments, acts, course of dealing, warranties, interpretations or terms of any kind, oral or written (collectively and severally, the "Prior Agreements"), and that any such prior agreements are of no force or effect except as expressly set forth herein; and (3) may not be varied, supplemented or contradicted by evidence of Prior Agreements, or by evidence of subsequent oral agreements. Any agreement hereafter made shall be ineffective to modify, supplement or discharge the terms of this Agreement, in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement of the modification or supplement is sought.

               (ii)   Waiver.  No breach of any agreement or provision herein
                      ------
any obligation under this Agreement, may be waived, nor shall any extension of time for performance of any obligations or acts be deemed an extension of time for performance of any other obligations or acts contained herein, except by written instrument signed by the party to be charged or as otherwise expressly authorized herein. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or a waiver or relinquishment of any other agreement or provision or right or power herein contained.

               (iii)  Remedies Cumulative.  The remedies of each party under
                      -------------------
this Agreement are cumulative and shall not exclude any other remedies to which such party may be lawfully entitled.

               (iv)   Severability.  If any term or provision of this Agreement
                      ------------
or the application thereof to any person or circumstance shall, to any extent, be determined to be invalid, illegal or unenforceable under present or future laws effective during the term of this Agreement, then and, in that event: (A) the performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated into this Agreement, and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and be legal, valid and enforceable, and (B) the remaining part of this Agreement (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable) shall not be affected thereby and shall continue in full force and effect to the fullest extent provided by law.

               (v)    No Third Party Beneficiary.  Notwithstanding anything else
                      --------------------------
herein to the contrary, the parties specifically disavow any desire or intention to create any third party beneficiary obligations, and specifically declare that no person or entity, other than as set forth in this Agreement, shall have any rights hereunder or any right of enforcement hereof.

               (vi)   Headings; References; Incorporation; Gender.  The
                      -------------------------------------------
headings used in this Agreement are for convenience and reference purposes only, and shall not be used in construing or interpreting the scope or intent of this Agreement or any provision hereof. References to this Agreement shall include all amendments or renewals thereof. Any exhibit referenced in this Agreement shall be construed to be incorporated in this Agreement. As used in this Agreement, each gender shall be deemed to include the other gender, including neutral genders or genders appropriate for entities, if applicable, and the singular shall be deemed to include the plural, and vice versa, as the context requires.

          (d)  Enforcement.
               -----------

               (i)  Applicable Law.  This Agreement and the rights and remedies
                    --------------
of each party arising out of or relating to this Agreement (including, without limitation, equitable remedies) shall be solely governed by, interpreted under, and construed and enforced in accordance with the laws (without regard to the conflicts of law principles thereof) of the State of California, as if this agreement were made, and as if its obligations are to be performed, wholly within the State of California.

               (ii) Consent to Jurisdiction; Service of Process.  Any action or
                    -------------------------------------------
proceeding arising out of or relating to this Agreement shall be filed in and heard and litigated solely before the state courts of California located within the County of Los Angeles. Each party generally and unconditionally accepts the exclusive jurisdiction of such courts and to venue therein, consents to the service of process in any such action or proceeding by certified or registered mailing of the summons and complaint in accordance with the notice provisions of this Agreement, and waives any defense or right to object to venue in said courts based upon the doctrine of "Forum Non Conveniens". Each party irrevocably agrees to be bound by any judgement rendered thereby in connection with this Agreement.

               (iii)  Waiver of Right to Jury Trial.  Each party hereby waives
                      -----------------------------
such party's respective right to a jury trial of any claim or cause of action based upon or arising out of this Agreement. Each party acknowledges that this waiver is a material inducement to each other party hereto to enter into the transaction contemplated hereby, that each other party has already relied upon this waiver in entering into this Agreement, and that each other party will continue to rely on this waiver in their future dealings. Each party warrants and represents that such party has reviewed this waiver with such party's legal counsel, and that such party has knowingly and voluntarily waived its jury trial rights following consultation with legal counsel.

               (iv)   Attorneys' Fees and Costs.  If any party institutes or
                      -------------------------
should the parties otherwise become a party to any action or proceeding based upon or arising out of this Agreement including, without limitation, to enforce or interpret this Agreement or any provision hereof, or for damages by reason of any alleged breach of this Agreement, or for a declaration of rights in connection herewith, or for any other relief, including equitable relief, in connection herewith, the prevailing party in any such action or proceeding shall be entitled to receive from the non-prevailing party as a cost of suit all costs and expenses of prosecuting or defending the action or proceeding, including, without limitation, reasonable attorneys' fees.

          (e)  No Assignment of Rights or Delegation of Duties by Employee.
               -----------------------------------------------------------
Employee's rights and benefits under this Agreement are personal to him and therefore (i) no such right or benefit shall be subject to voluntary or involuntary alienation, assignment or transfer; and (ii) Employee may not delegate his duties or obligations hereunder.

          (f)  Notices.  Unless otherwise specifically provided in this
               -------
Agreement, all notices, demands, requests, consents, approvals or other communications (collectively and severally called "Notices") required or permitted to be given hereunder, or which are given with respect to this Agreement, shall be in writing, and shall be given by: (A) personal delivery (which form of Notice shall be deemed to have been given upon delivery), (B) by telegraph or by private airborne/overnight delivery service (which forms of Notice shall be deemed to have been given upon confirmed delivery by the delivery agency), (C) by electronic or facsimile or telephonic transmission, provided the receiving party has a compatible device or confirms receipt thereof (which forms of Notice shall be deemed delivered upon confirmed transmission or confirmation of receipt), or (D) by mailing in the United States mail by registered or certified mail, return receipt requested, postage prepaid (which forms of Notice shall be deemed to have been given upon the fifth {5th} business day following the date mailed). Each party, and their respective counsel, hereby agree that if Notice is to be given hereunder by such party's counsel, such counsel may communicate directly with all principals, as required to comply with the foregoing notice provisions. Notices shall be addressed to the address hereinabove set forth in the introductory paragraph of this Agreement, or to such other address as the receiving party shall have specified most recently by like Notice, with a copy to the other parties hereto. Any Notice given to the estate of a party shall be sufficient if addressed to the party as provided in this subparagraph.

          (g)  Counterparts.  This Agreement may be executed in counterparts,
               ------------
each of which shall be deemed an original, and all of which together shall constitute one and the same instrument, binding on all parties hereto. Any signature page of this Agreement may be detached from any counterpart of this Agreement and reattached to any other counterpart of this Agreement identical in form hereto by having attached to it one or more additional signature pages.

          (h)  Execution by All Parties Required to be Binding; Electronically
               ---------------------------------------------------------------
Transmitted Documents.  This Agreement shall not be construed to be an offer
---------------------
and shall have no force and effect until this Agreement is fully executed by all parties hereto. If a copy or counterpart of this Agreement is originally executed and such copy or counterpart is thereafter transmitted electronically by facsimile or similar device, such facsimile document shall for all purposes be treated as if manually signed by the party whose facsimile signature appears.

     IN WITNESS WHEREOF, the parties have executed this Agreement.

                                             Company:

                                             CIRCUIT TREE MEDICAL, INC.
                                             a California corporation


                                             By:______________________________

                                             Employee:


                                             _________________________________
                                             MICHAEL CURTIS

                                  EXHIBIT "A"
                             POSITION DESCRIPTION

The Company's Vice-President will be responsible, in conjunction with the Company's President, for the general supervision, direction, and control over the Company's business and its officers. In this regard, the Vice-President will assist the President with the preparation of the following for submission to the
Board:

     (a) A capital budget in respect of each business entity of the Company (and as consolidated);

     (b) Target/sales budgets in respect of each business entity of the Company (and as consolidated);

     (c) Operating budgets in respect of each business entity of the Company (and as consolidated);

     (d)  Product development schedule;

     (e)  Cash flow statement; and

     (f)  Consolidated pro-forma income statement.

The foregoing list may be revised from time-to-time by the Board.

In addition to the above, the Vice-President, along with the President, will be responsible for the following:

     (1) determine employee staffing needs; in conjunction with approval by the Board of Directors, hire or terminate management and executive employees and consultants and determine appropriate compensation levels; approve hiring and termination policies and compensation levels for rank and file employees; and conduct employee evaluations for those employees directly supervised by the President on a basis consistent with the Company's policies relating to such evaluations;

     (2) assume primary responsibility for overseeing the preparation of the Company's monthly, quarterly and yearly financial statements;

     (3) in conjunction with review and approval by the Board of Directors, assume primary responsibility for overseeing the marketing of the Company's products and for guiding the development of new products;

     (4) negotiate, review, approve and recommend for approval by the Board of Directors all material contracts necessary for the operation of the Company's business;

     (5)  exercise oversight of the Company's general operations; and

     (6) develop and implement, with the approval of the Board of Directors, long-term business and fiscal planning for the Company.

The foregoing list is not meant to be exhaustive.

                         [LETTERHEAD OF CIRCUIT TREE]


                                  ARTICLE III
                         REPRESENTATION AND WARRANTIES
                      OF THE COMPANY AND THE SHAREHOLDERS


                   SCHEDULE 3.3. CAPITAL STOCK OF THE COMPANY

Alex urich                          500 Shares
27402 Via Caudaloso
Mission Viejo, CA  92691

Michael Curtis                      500 Shares
26421 Pebble Creek
Lake Forest, CA  92630

                         [LETTERHEAD OF CIRCUIT TREE]


                                  ARTICLE III
                        REPRESENTATION AND WARRANTIES OF
                        THE COMPANY AND THE SHAREHOLDERS

                        SCHEDULE 3.4. NON-CONTRAVENTION

                         [LETTERHEAD OF CIRCUIT TREE]


                                  ARTICLE III
                         REPRESENTATION AND WARRANTIES
                      OF THE COMPANY AND THE SHAREHOLDERS


                       SCHEDULE 3.5 FINANCIAL STATEMENTS


Balance Sheet attached hereto and made a part hereof.

                           CIRCUIT TREE MEDICAL, INC.
                                 BALANCE SHEET
                            AS OF DECEMBER 31, 1998

                                                     Dec. 31, '98
                                                  ----------------
ASSETS
     Current Assets
          Checking/Savings
             WF CHECKING                                -19,220.69
             WF MARKET RATE                               2,002.82
             WF Business Line                              -106.66
             BA Checking                                  3,103.97
                                                  ----------------
          Total Checking/Savings                        -14,220.56

          Accounts Receivable
              Accounts Receivable                       125,089.99
                                                  ----------------
          Total Accounts Receivable                     125,089.99

          Other Current Assets
              Petty Cash                                     55.81
              Inventory Asset                           -22,863.60
              Undeposited Funds                           7,000.00
                                                  ----------------
          Total Other Current Assets                    -15,807.79
                                                  ----------------
     Total Current Assets                                95,061.64

     Fixed Assets
          Fixed Assets                                   12,553.99
                                                  ----------------
     Total Fixed Assets                                  12,553.99
                                                  ----------------
TOTAL ASSETS                                            107,615.63
                                                  ================
LIABILITIES & EQUITY
  Liabilities
          Current Liabilities
            Accounts Payable
                Accounts Payable                         62,429.88
                                                  ----------------
            Total Accounts Payable                       62,429.88

            Credit Cards
                WELLS FARGO BANK AU                         142.14
                WELLS FARGO BANK MC                       1,372.74
                                                  ----------------
            Total Credit Cards                            1,514.88

            Other Current Liabilities
                Loan Payable-Urich                          278.50
                Payroll Liabilities
                  Federal Withholding          1,558.43
                  FICA                        -2,837.87
                  Medicare                    -2,318.42
                  SDI                         -2,746.66
                  State Withholding            2,938.68
                                         --------------

                           CIRCUIT TREE MEDICAL, INC.
                                 BALANCE SHEET
                            AS OF DECEMBER 31, 1998

                                                 Dec. 31, '98
                                                --------------
          Total Payroll Liabilities                  -3,405.84

          Sales Tax Payable                             302.18
                                                --------------
     Total Other Current Liabilities                 -2,825.16
                                                --------------
     Total Current Liabilities                       61,119.60

     Long Term Liabilities
        Loan Payable                                   -623.00
                                                --------------
     Total Long Term Liabilities                       -623.00
                                                --------------
Total Liabilities                                    60,496.60

Equity
     Opening Bal Equity                                -954.07
     Retained Earnings                               66,222.57
     Net Income                                     -19,636.16
     Shareholder's Equity                             1,486.69
                                                --------------
Total Equity                                         47,119.03
                                                --------------
TOTAL LIABILITIES & EQUITY                          107,615.63
                                                ==============

                         [LETTERHEAD OF CIRCUIT TREE]


                                  ARTICLE III
                         REPRESENTATION AND WARRANTIES
                      OF THE COMPANY AND THE SHAREHOLDERS

                  SCHEDULE 3.6. OPERATION SINCE BALANCE SHEET

                         [LETTERHEAD OF CIRCUIT TREE]


                                  ARTICLE III
                         REPRESENTATION AND WARRANTIES
                      OF THE COMPANY AND THE SHAREHOLDERS

           SCHEDULE 3.7. NO UNDISCLOSED LIABILITIES, WORKING CAPITAL

                         [LETTERHEAD OF CIRCUIT TREE]


                                  ARTICLE III
                         REPRESENTATION AND WARRANTIES
                      OF THE COMPANY AND THE SHAREHOLDERS

                              SCHEDULE 3.8. TAXES

All Tax Returns have been filed on a timely matter, except for the exception of filing extensions. Tax Returns for 1998 have been filed; there was an extension request for October 15, which was met. Circuit Tree Medical, Inc. shows an overpayment and has been requested by our tax accountant Dale R. Howe PH: (949) 830-9110 to be carried over and applied to our 1999 estimated tax payment.

All Tax Returns have been filed.

                         [LETTERHEAD OF CIRCUIT TREE]


                                  ARTICLE III
                         REPRESENTATION AND WARRANTIES
                      OF THE COMPANY AND THE SHAREHOLDERS


            SCHEDULE 3.9. AVAILABILITY OF ASSETS AND LEGALITY OF USE


The assets owned or leased by Circuit Tree Medical, Inc., is entitled to use under license or other agreements used by the company are in good condition (subject to normal wear and tear) and serviceable condition are suitable for the uses for which they are intended. All such assets and their uses conform to all applicable laws, regulations, rules, ordinances, codes, licenses, franchises and permits. No written notice of any existing violation of any such matters relating to such assets or their use has been received by Circuit Tree Medical, Inc.

                         [LETTERHEAD OF CIRCUIT TREE]


                                  ARTICLE III
                         REPRESENTATION AND WARRANTIES
                      OF THE COMPANY AND THE SHAREHOLDERS

                      SCHEDULE 3.10. GOVERNMENTAL PERMITS


Any necessary Governmental Permits have been filed to do business and/or sell products:

1.       FDA Device Establishment Registration No. 2030501
2.       Federal Tax I.D. No. 33-0627633
3.       Seller Permit No. SREAA99643166
4.       510K(s) for:

The Wave Digital Phaco System No.  K981989
Phacoemuisifier No.  K954242
Reusable Tubing Pak No.  K962430
Phaco Handpiece No.  K954237
Disposable Tubing Pak No. K962431

                         [LETTERHEAD OF CIRCUIT TREE]


                                  ARTICLE III
                         REPRESENTATION AND WARRANTIES
                      OF THE COMPANY AND THE SHAREHOLDERS


                          SCHEDULE 3.11. REAL PROPERTY

                         [LETTERHEAD OF CIRCUIT TREE]



                                  ARTICLE III
                         REPRESENTATION AND WARRANTIES
                      OF THE COMPANY AND THE SHAREHOLDERS

                      SCHEDULE 3.12. REAL PROPERTY LEASES


Circuit Tree Medical, Inc. has Real Property Lease with Davis Partners Incorporated, the Landlord being Mission Viejo Association. The term of the lease is through August 31, 2000, monthly payments are $1,676.16 payable the first of each month to Mission Viejo Association at 1420 Bristol Street North, Suite 100, Newport Beach, CA Ph: (714)752-2066. The premises is located at 23322 Madero Road, Suite F, Mission Viejo, CA 92691 with an approximate rentable square footage of 1,728.

                         [LETTERHEAD OF CIRCUIT TREE]


                                  ARTICLE III
                         REPRESENTATION AND WARRANTIES
                      OF THE COMPANY AND THE SHAREHOLDERS


                        SCHEDULE 3.14. PERSONAL PROPERTY

Michael Curtis:

Mercedes Benz 1997 - residual value of $21,000.00 at the termination of the lease April 2000.

Alex Urich

Jeep-Cherokee 1997 - residual value of $19,000.00 at the termination of the lease March 2000.

                         [LETTERHEAD OF CIRCUIT TREE]


                                  ARTICLE III
                         REPRESENTATION AND WARRANTIES
                      OF THE COMPANY AND THE SHAREHOLDERS

                    SCHEDULE 3.15. PERSONAL PROPERTY LEASES

Michael Curtis
Mercedes Benz Corporation
PH: 800-654-6222
Account No. 01-100-96921-01-19001
Monthly Payment $499.01
Lease Expires -  April 2000

Alex Urich
Gold Lease Inc.
PH: 800-677-1534
Account No. 7182633
Monthly Payment $372.66
Expiration of Lease - April 2000

                         [LETTERHEAD OF CIRCUIT TREE]


                                  ARTICLE III
                         REPRESENTATION AND WARRANTIES
                      OF THE COMPANY AND THE SHAREHOLDERS


                      SCHEDULE 3.16. INTELLECTUAL PROPERTY


Patents are attached hereto and made a part hereof:

Trademarks - CLEO 2000 U.S. Trademark Application No. 75/757, 105

Circuit Tree Medical, Inc. is Y2K complaint.

                           CIRCUIT TREE MEDICAL, INC.
                              PATENT STATUS REPORT

TITLE                   DOCKET NUMBER      INVENTORS             APPLICATION NUMBER         PATENT NUMBER   REMARKS
-----                   -------------      ---------             ------------------         -------------   -------
Non-Invasive            02376.P001         Gheorghe              08/540,501                 5,716,342       3.5 Maintenance Fee due

Pressure Sensor                            Dumbraveanu, Alex                                                8/10/2001
                        CLIENT'S           Urich, Michael        FILING DATE                ISSUE DATE
                        FILE NUMBER        Curtis                10/10/95                   02/10/98

                        COUNTRY                                  ACTION ITEM  [X] NO [ ] YES
                        USA

------------------------------------------------------------------------------------------------------------------------------------

TITLE                   DOCKET NUMBER      INVENTORS             APPLICATION NUMBER         PATENT NUMBER   REMARKS
-----                   -------------      ---------             ------------------         -------------   -------
Ultrasonic tip and a    02376.P002         Barry S. Seibel,      08/631.007                 5,836,959       3.5 Maintenance Fee due

method for                                 Alex Urich                                                       05/17/2002.
__erocular surgery      CLIENT'S                                 FILING DATE                ISSUE DATE
                        FILE NUMBER                              4/12/96                    11/17/98

                        COUNTRY                                  ACTION ITEM  [X] NO [ ] YES
                        USA

------------------------------------------------------------------------------------------------------------------------------------

TITLE                   DOCKET NUMBER      INVENTORS             APPLICATION NUMBER         PATENT NUMBER   REMARKS
-----                   -------------      ---------             ------------------         -------------   -------
Disposable Surgical     02376.P003         Alex Urich            08/819,301                 5,879,363       3.5 Maintenance Fee due
Ultrasonic                                                                                                  9/9/2002.
_________               CLIENT'S                                 FILING DATE                ISSUE DATE
                        FILE NUMBER                              03/18/97                   03/09/99

                        COUNTRY                                  ACTION ITEM  [X] NO [ ] YES
                        USA

------------------------------------------------------------------------------------------------------------------------------------


                           CIRCUIT TREE MEDICAL, INC.
                              PATENT STATUS REPORT

TITLE                   DOCKET NUMBER      INVENTORS             APPLICATION NUMBER         PATENT NUMBER  REMARKS
-----                   -------------      ---------             ------------------         -------------  -------
Vacuum Controlled       02376.P004         Alex Urich;           09/097.099                                Response to Office Action

Surgical Ultrasound                        Michael Curtis                                                  due 9/4/99.
                        CLIENT'S                                 FILING DATE                ISSUE DATE
                        FILE NUMBER                              06/12/98

                        COUNTRY                                  ACTION ITEM  [ ] NO [ ] YES
                        USA

------------------------------------------------------------------------------------------------------------------------------------

TITLE                   DOCKET NUMBER      INVENTORS             APPLICATION NUMBER         PATENT NUMBER  REMARKS
-----                   -------------      ---------             ------------------         -------------  -------
Vacuum Controlled  a    02376.P004X        Alex Urich;           09/372,476                                Awaiting response from
Surgical Ultrasound                        Michael Curtis                                                  U.S. Patent and Trademark

                        CLIENT'S                                 FILING DATE                ISSUE DATE     Office.
                        FILE NUMBER                              08/11/99

                        COUNTRY                                  ACTION ITEM  [X] NO [ ] YES
                        BJY

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

TITLE                   DOCKET NUMBER      INVENTORS             APPLICATION NUMBER         PATENT NUMBER  REMARKS
-----                   -------------      ---------             ------------------         -------------  -------
Vacuum Controlled  a    02376.P004Z        Alex Urich;           60/084,852                                Awaiting response from
Surgical Ultrasound                        Michael Curtis                                                  U.S. Patent and Trademark

                        CLIENT'S                                 FILING DATE                ISSUE DATE     Office.
                        FILE NUMBER                              05/08/98

                        COUNTRY                                  ACTION ITEM  [X] NO [ ] YES
                        USA

------------------------------------------------------------------------------------------------------------------------------------


                           CIRCUIT TREE MEDICAL, INC.
                              PATENT STATUS REPORT

TITLE                   DOCKET NUMBER      INVENTORS             APPLICATION NUMBER         PATENT NUMBER  REMARKS
-----                   -------------      ---------             ------------------         -------------  -------
Venting Apparatus       02376.P005                               09/351,066                                Awaiting response from
for Eye Surgery                                                                                            U.S. Patent and Trademark

                        CLIENT'S                                 FILING DATE                ISSUE DATE     Office
                        FILE NUMBER                              07/09/99

                        COUNTRY                                  ACTION ITEM  [X] NO [ ] YES
                        USA

------------------------------------------------------------------------------------------------------------------------------------

TITLE                   DOCKET NUMBER      INVENTORS             APPLICATION NUMBER         PATENT NUMBER  REMARKS
-----                   -------------      ---------             ------------------         -------------  -------
Venting Apparatus       02376.P005Z        Alex Urich;           60/092,676                                Awaiting response from
for Eye Surgery                            Michael Curtis                                                  U.S. Patent and Trademark

                        CLIENT'S                                 FILING DATE                ISSUE DATE     Office
                        FILE NUMBER                              07/13/98

                        COUNTRY                                  ACTION ITEM  [X] NO [ ] YES
                        USA

------------------------------------------------------------------------------------------------------------------------------------

TITLE                   DOCKET NUMBER      INVENTORS             APPLICATION NUMBER         PATENT NUMBER  REMARKS
-----                   -------------      ---------             ------------------         -------------  -------
_______ Incision        02376.P006         Alex Urich;           09/369,059                                Awaiting response from
Temperature Sensing                        Michael Curtis                                                  U.S. Patent and Trademark

                        CLIENT'S                                 FILING DATE                ISSUE DATE     Office
                        FILE NUMBER                              08/04/99

                        COUNTRY                                  ACTION ITEM  [X] NO [ ] YES
                        USA

------------------------------------------------------------------------------------------------------------------------------------


                           CIRCUIT TREE MEDICAL, INC.
                              PATENT STATUS REPORT

TITLE                   DOCKET NUMBER      INVENTORS             APPLICATION NUMBER         PATENT NUMBER  REMARKS
-----                   -------------      ---------             ------------------         -------------  -------
Eye Incision            02376.P006Z        Alex Urich;           60/095,274                                Awaiting response from
Temperature Sensing                        Michael Urich                                                   U.S. Patent and Trademark

Device                  CLIENT'S                                 FILING DATE                ISSUE DATE     Office
                        FILE NUMBER                              08/04/98

                        COUNTRY                                  ACTION ITEM  [X] NO [ ] YES
                        USA
------------------------------------------------------------------------------------------------------------------------------------

TITLE                   DOCKET NUMBER      INVENTORS             APPLICATION NUMBER         PATENT NUMBER  REMARKS
-----                   -------------      ---------             ------------------         -------------  -------
Eye Incision            02376.P007                               09/186,993                                Awaiting response from
Temperature                                                                                                U.S. Patent and Trademark

Protecting Sleeve       CLIENT'S                                 FILING DATE                ISSUE DATE     Office
                        FILE NUMBER                              11/05/98

                        COUNTRY                                  ACTION ITEM  [X] NO [ ] YES
                        USA
------------------------------------------------------------------------------------------------------------------------------------

TITLE                   DOCKET NUMBER      INVENTORS             APPLICATION NUMBER         PATENT NUMBER  REMARKS
-----                   -------------      ---------             ------------------         -------------  -------
Eye Incision            02376.P007Z                              60/095,373                                Awaiting response from
Temperature                                                                                                U.S. Patent and Trademark

Protecting Sleeve       CLIENT'S                                 FILING DATE                ISSUE DATE     Office
                        FILE NUMBER                              08/05/98

                        COUNTRY                                  ACTION ITEM  [X] NO [ ] YES
                        USA

------------------------------------------------------------------------------------------------------------------------------------


                           CIRCUIT TREE MEDICAL, INC.
                              PATENT STATUS REPORT

TITLE                   DOCKET NUMBER      INVENTORS             APPLICATION NUMBER         PATENT NUMBER  REMARKS
-----                   -------------      ---------             ------------------         -------------  -------
Ultrasonic Shredder     02376.P008Z        Alex Urich;           60/121,216                                Awaiting response from
on Surgical                                                                                                U.S. Patent and Trademark

Applications            CLIENT'S                                 FILING DATE                ISSUE DATE     Office
                        FILE NUMBER                              02/22/99

                        COUNTRY                                  ACTION ITEM  [X] NO [ ] YES
                        USA
------------------------------------------------------------------------------------------------------------------------------------

TITLE                   DOCKET NUMBER      INVENTORS             APPLICATION NUMBER         PATENT NUMBER  REMARKS
-----                   -------------      ---------             ------------------         -------------  -------
_______ Tip-Cap         02376.P009Z        Alex Urich;           60/121,215                                Awaiting response from
Sleeve With Cooling                                                                                        U.S. Patent and Trademark

Orifice                 CLIENT'S                                 FILING DATE                ISSUE DATE     Office
                        FILE NUMBER                              02/22/99

                        COUNTRY                                  ACTION ITEM  [X] NO [ ] YES
                        USA
------------------------------------------------------------------------------------------------------------------------------------

TITLE                   DOCKET NUMBER      INVENTORS             APPLICATION NUMBER         PATENT NUMBER  REMARKS
-----                   -------------      ---------             ------------------         -------------  -------
Surgical Ultrasonic     02376.P010Z                              60/155,669                                Awaiting response from
Transducer                                                                                                 U.S. Patent and Trademark

                        CLIENT'S                                 FILING DATE                ISSUE DATE     Office
                        FILE NUMBER                              09/22/99

                        COUNTRY                                  ACTION ITEM  [X] NO [ ] YES
                        USA
------------------------------------------------------------------------------------------------------------------------------------


                         [LETTERHEAD OF CIRCUIT TREE]


                                   ARTICLE III
                          REPRESENTATION AND WARRANTIES
                       OF THE COMPANY AND THE SHAREHOLDERS


                 SCHEDULE 3.17. Accounts Receivable, Inventories


             There are no accounts past 90 days and the terms stated
                       per 3.17 of Article III are true.

                         [LETTERHEAD OF CIRCUIT TREE]


                                   ARTICLE III
                           REPRESENTATION AND WARRANTIES
                       OF THE COMPANY AND THE SHAREHOLDERS


                          SCHEDULE 3.18 Title to Assets

                         [LETTERHEAD OF CIRCUIT TREE]


                                   ARTICLE III
                          REPRESENTATION AND WARRANTIES
                       OF THE COMPANY AND THE SHAREHOLDERS


                            SCHEDULE 3.19. EMPLOYEES


         Yearly Bonus and Christmas Bonus for all employees each year based on Customer sales. Circuit Tree Medical, Inc. closes for two weeks Christmas vacation.

         Stephanie Stanistreet-monthly salary of $3,775.28 salary increase 5% Minimum beginning each year and bonus. PPO Insurance, Two Dental Exams With 30% coverage of all work and One Eye Exam each year. Ten(10) Sick Days and Five (5) Personal Days each year. Paid Vacation Time: Twenty
         (20) Days-Two Weeks taken at will, Two Weeks for Christmas Vacation.

         Gheorghe Dumbraveanu-monthly salary $2,520.00 salary increase 10% minimum beginning each year and bonus. HMO Medical Insurance. Seven (7) sick days, Five (5) personal days, Twenty (20) paid vacation days.

         Derek Albert-an hourly rate of $11.00, salary increase and bonus based on Performance and customer demand. HMO Medical Insurance. Seven (7) sick Days and Two (2) personal days, Two weeks paid vacation.

         Jim Jacobson-an hourly rate of $9.00 salary increase based on performance And customer demand.

         Employee Contracts on record.

                         [LETTERHEAD OF CIRCUIT TREE]


                                   ARTICLE III
                          REPRESENTATION AND WARRANTIES
                      OF THE COMPANY AND THE SHARE HOLDERS


                        SCHEDULE 3.20. Employees Matters

                         [LETTERHEAD OF CIRCUIT TREE]


                                   ARTICLE III
                          REPRESENTATION AND WARRANTIES
                       OF THE COMPANY AND THE SHAREHOLDERS

                     SCHEDULE 3.21. EMPLOYEE BENEFITS PLANS

                         [LETTERHEAD OF CIRCUIT TREE]



                                   ARTICLE III
                          REPRESENTATION AND WARRANTIES
                       OF THE COMPANY AND THE SHAREHOLDERS

                             SCHEDULE 3.22 Contracts


(G) any consignment is not applicable, all business distributors are handled through purchase orders generated by the distributor.

(1) We have confidentiality agreements with the following persons:

Gheorghe Dumbraveanu-Employee
Derek Albert-Employee
Daniel Matew-Consultant
Things To See-Distributor
Alcon-Customer
Shenyang Silver Sea Eye Center-Distributor
Micro Surgical Technologie-Licensee


(K) Staar Surgical

                         [LETTERHEAD OF CIRCUIT TREE]


                                   ARTICLE III
                          REPRESENTATION AND WARRANTIES
                       OF THE COMPANY AND THE SHAREHOLDERS


                        SCHEDULE 3.23 Status of Contracts

In reference to Schedules 3.12, 3.15, 3.21 and 3.22 Circuit Tree Medical, Inc. is not in Breach, default and/or will not expire prior to closing date.

                         [LETTERHEAD OF CIRCUIT TREE]



                                   ARTICLE III
                          REPRESENTATION AND WARRANTIES
                      OF THE COMPANY AND THE SHAREHOLDERS

          SCHEDULE 3.24. No Violation, Litigation or Regulatory Action

                         [LETTERHEAD OF CIRCUIT TREE]



                                   ARTICLE III
                          REPRESENTATION AND WARRANTIES
                       OF THE COMPANY AND THE SHAREHOLDERS

                            SCHEDULE 3.25. Insurance


All Insurance Companies have remained the same since January 1.1995: The below policies are Paid to date and will continue to remain the same prior to close date.

Aylor Insurance Agency, Inc. PH:(800)668-3445 Account No. 1441308-98 Workers Compensation Fund Total Annual Premium $1,966.00

Aylor Insurance Agency, Inc. PH:(800)244-2043 Account NO. CALH812426 Commercial Insurance Policy-Total Premium Policy $914.00 per year.

Liability Form Coverage: ($221.00)
General Aggregate Limit                              $2,000,000
Products-Completed Operations Aggregate Limit        $2,000,000
Personal And Advertising injury limit                $1,000,000
Each Occurrence Limit                                $1,000,000
Fire Damage Limit (any One Fire)                     $  100,000
Medical Expense Limit (any one Person)               $    5,000

Property Form:($693.00)
Personal Property:
Limit of Insurance                     $25,000.00
Deductible                                 500.00
Valuation                        Replacement Cost
Theft Deductible                           500.00
Personal Property of Others
Limit of Insurance                     $10,000.00
Deductible                                 500.00
Valuation                       Actual Cash Value
Theft Deductible                           500.00
Business Income Including Rental
Limit of Insurance                     $20,000.00
No Waiting Period
Signs:
Limit of Insurance                     $10,000.00
Deductible                                 500.00
Electronic Data Processing:
Limit of Insurance                     $10,000.00
Deductible                                 500.00

                         [LETTERHEAD OF CIRCUIT TREE]



                                   ARTICLE III
                          REPRESENTATION AND WARRANTIES
                       OF THE COMPANY AND THE SHAREHOLDERS

MEDICAL INSURANCE

Blue Cross of California Medical Insurance for employees: (Total Monthly
Premium)
Alex Urich and Family-PPO $566.00
Michael Curtis and Spouse ~ PPO #531.00
Stephanie Stanistreet ~ PPO $148.00
Gheorghe Dumbraveanu ~ HMO $163.00
Kaiser Permanent Medical insurance: Derek Albert $101.00 per month

Car Insurance:

Michael Curtis:
Farmers Insurance Exchange PH:(714)637-1712 Policy No 97-10635-25-43 $1,100.00
per Year covers 1997 Mercedes Benaz Model No. 220 c/230 c

Alex Urich
Automobile Club of Southern California Policy No. G6362680 $1,037.00 per year. Covers 1997 Jeep Cherokee

                         [LETTERHEAD OF CIRCUIT TREE]



                                   ARTICLE III
                          REPRESENTATION AND WARRANTIES
                       OF THE COMPANY AND THE SHAREHOLDERS

                     SCHEDULE 3.27. Customers and Suppliers

Customers:

December 1997:

Chiron Vision $174,676.31 ~ 651 Wharton Drive, Claremont, CA
Surgin, Inc. $109,900.00 ~ 14762 Bentley Circle, Tustin, CA
Sterilab $94,000.00 ~ 12720 Broken Saddle Road, Knoxville, TN
Premier Laser $75,000 ~ 3 Morgan, Irvine, CA
M. Imonti and Assoc. $45,000.00 25707 Compass Way, San Juan Capistrano, CA Irvine Biomedical Inc. $44,000.00 ~ 2146 Michelson Drive, Suit A, Irvine ,CA Shenyang Silver Sea Eye Center $35,500.00 ~ Huanghe Bei Da Street 128, Shenyang China
Young Power $29,0000.00 ~ 332 S. Pomelo Avenue D, Monterey Park, CA
Roson $19,000.00 ~ 2841 Satum, Suite K, Brea, CA

December 1998:

Staar Surgical $193,000.00
Chiron Vision $131,000.00
Surgin, Inc. $97,000.00
Shenyang Silver Sea Eye Center $79,000.00
MPB Enterprises $79,000.00 2705 Billys Road, Minen, NV
Premier Laser $67,000.00
Irvine Biomedical $60,000.00
Scieran Technologies $43,000.00 ~ 27071 Cabot Rd. #127, Laguna Hills, CA
M. Imonti&Assoc. $ 26,000.00
Young Power $22,000.00

Suppliers:

December 1997 and 1998

Harry Kosalos $14,000.00/20,000.00 ~ 225511 Rimini, Laguna Hills, CA
Laguna Machine $20,000.00/30,000.00 ~ 23121 La Cadena Drive, Laguna Hills, CA Linemaster $12,000.00/23,000.00 ~ 29 Palm Hill Rd., Woodstock, CT
Benevente $10,000.00/14,000.00 ~ 3112 S. Halladay, Santa Ana, CA
Allied Electronics $10,000.00/10,000.00 ~ P.O. Box 2325, Forth Worth TX Eastern Air Devices $10,000.00/14,000.00 ~ P.O. Box 4653, Boston, MA
Schroff $11,000.00/9,200.00 ~ P.O. Box 861, Minneapolis, MN
Newark Electronics $26,000.00/35,000.00 P.O. Box  94151, Palatine, IL
Pacific Transformer $13,000.00/20,000.00 ~ 5399 E. Hunter Avenue Anaheim, CA Pro Tech $30,000.00/27,0000.00 ~ Mt. Wynne Circle, Fountain Valley, CA

--------------------------------------------------------------------------------
PURCHASE ORDER                          P.O. NUMBER
--------------------------------------------------------------------------------
TO:                                     DATE:
                                        ----------------------------------------
                                        DATE REQUIRED:
                                        ----------------------------------------
                                        TERMS:         NET 30
                                        ----------------------------------------
                                        SHIP VIA:
                                        ----------------------------------------
                                        F.O.B.
                                        ----------------------------------------
                                        SHIP TO:
                                        BILL TO:
PHONE:                                             Circuit Tree Medical, Inc.
FAX:                                               23322 Madero Road, Suit F
                                                   Mission Viejo, CA 92961:
ATTN:
----------------------------------------
                                        PH: 949/454-2208   Fax: 949/454-1607
PAGE ONE OF ONE
                                        ATTN:             Stephanie Stanistreet
----------------------------------------
----------------------------------------
--------------------------------------------------------------------------------
ITEM     QTY.     UNIT     PLEASE SUPPLY ITEMS BELOW     UNIT PRICE    AMOUNT
--------------------------------------------------------------------------------




                     [SAMPLE SCHEDULE 3.27 PURCHASE ORDER]








--------------------------------------------------------------------------------
                 IMPORTANT                |Please send 2 copies of your invoice.
                 ---------                |=====================================
*  This Purchase Order Number must        |
   appear on all invoices,                |
   acknowledgments, bills of lading,      | /s/ M. Curtis
   correspendence and shipping labels.    |
** Please notify us if you are unable to  |
   ship complete order by date            |-------------------------------------
   specified. Authorized Signature        | Authorized Signature
--------------------------------------------------------------------------------

                         [LETTERHEAD OF CIRCUIT TREE]



                                   ARTICLE III
                          REPRESENTATION AND WARRANTIES
                       OF THE COMPANY AND THE SHAREHOLDERS

                    SCHEDULE 3.30 Transaction with Affiliates

                         [LETTERHEAD OF CIRCUIT TREE]



                                   ARTICLE III
                          REPRESENTATION AND WARRANTIES
                       OF THE COMPANY AND THE SHAREHOLDERS

                SCHEDULE 4.2 NON-CONTRAVENTION, REQUIRED CONSENTS